UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AVISTA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Prompt execution of the enclosed proxy will save the expense of an additional mailing.

Your immediate attention is appreciated.

March 31, 2010

Dear Shareholder:

On behalf of the Board of Directors, it’s my pleasure to invite you to the 2010 Annual Meeting of Shareholders. The doors open at 7:30 a.m. and the meeting will begin promptly at 8:15 a.m.

Date:	Thursday Morning, May 13, 2010	Place:	Avista Main Office Building
Time	7:30 a.m. Doors Open		Auditorium
	7:45 a.m. Refreshments		1411 E. Mission Avenue
	8:15 a.m. Annual Meeting Convenes		Spokane, Washington

Information about the nominees for election as members of the Board of Directors and other business of the meeting is set forth in the Notice of Meeting and the Proxy Statement on the following pages.

Please take the opportunity to review the Proxy Statement and 2009 Annual Report. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote and submit your proxy by mail, telephone, or the Internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the envelope provided. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card and/or proxy notice. If you hold shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Voting your proxy ahead of time will allow for a more efficient and timely meeting.

For your convenience, we are pleased to offer an audio webcast of the Annual Meeting if you cannot attend in person. If you choose to listen to the webcast, go to www.avistacorp.com shortly before the meeting time and follow the instructions for the webcast. Or, you can listen to a replay of the webcast, which will be archived at www.avistacorp.com for one year.

Thank you for your continued support.

Sincerely,

Scott L. Morris

Chairman of the Board,

President & Chief Executive Officer

Avista Corporation—1411 E. Mission Ave.—Spokane, Washington 99202

Investor Relations—(509) 495-4203

If you require special accommodations at the Annual Meeting due to a disability, please call our

Investor Relations Department by April 16.

AVISTA CORPORATION

1411 East Mission Avenue

Spokane, Washington 99202

NOTICE OF ANNUAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 13, 2010

This proxy statement and the 2009 Annual Report are available on the Internet at

http://proxyvote.com

Date:	Thursday, May 13, 2010

Time:	8:15 a.m., Pacific Time

Place:	Avista Main Office Building—Auditorium 1411 E. Mission Avenue Spokane, Washington

Record Date:	March 12, 2010

Meeting Agenda:	1) Election of five (5) directors. The Board recommends a vote “FOR” each nominee for director.

2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. The Board recommends a vote “FOR” this proposal.

3) Approval to amend the Company’s Long-Term Incentive Plan in order to increase the number of shares reserved for issuance under the Plan. The Board recommends a vote “FOR” this proposal.

4)      Consideration of a shareholder proposal to request the Board to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all directors stand for election annually. The Board does not recommend a vote “FOR” or “AGAINST” this proposal.

5) Transaction of other business that may come before the meeting or any adjournment(s).

All shareholders are cordially invited to attend the meeting in person. Shareholders who cannot be present at the meeting are urged to vote and submit their proxy by mail, telephone, or the Internet as promptly as possible.

Please sign and date the proxy card and return it promptly or cast your vote via telephone or the Internet in accordance with the instructions on the proxy card and/or proxy notice.

By Order of the Board,

Karen S. Feltes

Senior Vice President & Corporate Secretary

Spokane, Washington

March 31, 2010

AVISTA CORPORATION

1411 East Mission Avenue

Spokane, Washington 99202

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2010

GENERAL

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote and submit your proxy by mail, telephone, or the Internet as promptly as possible. If you are submitting your proxy by mail, you should complete, sign, and date your proxy card, and return it in the envelope provided. If you plan to vote by telephone or the Internet, voting instructions are printed on your proxy card and/or proxy notice. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. Please note that under the New York Stock Exchange (“NYSE”) rules, brokerage firms generally have the authority to vote shares when their customers do not provide voting instructions. However, with respect to certain specified matters, when the brokerage firm does not receive instructions from its customers, the brokerage firm cannot vote shares on those matters. This is called a “broker non-vote.” Matters on which brokers may not vote without instructions include the election of directors and equity compensation plans or revisions thereto. This means that brokers may not vote shares on Proposals 1 or 3 if you have not given your broker instructions on how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

At the close of business on the record date, March 12, 2010, there were 54,894,340 shares of Company common stock outstanding and entitled to vote at the Annual Meeting. Shares represented at the meeting by properly executed proxies will be voted at the meeting. If the shareholder specifies voting instructions, the shares will be voted as indicated. A proxy may be revoked at any time prior to the Annual Meeting.

VOTING

Holders of Company common stock, the Company’s only class of securities with general voting rights, will be entitled to one vote per share. Under Washington law, action may be taken on matters submitted to shareholders only if a quorum is present at the meeting. The presence at the Annual Meeting in person or represented by proxy of holders of a majority of the shares of the Company’s common stock outstanding on the record date will constitute a quorum. Subject to certain statutory exceptions, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

In the election of directors, a nominee will be elected if the number of votes cast “for” exceeds the number of votes “against.” Abstentions or broker non-votes will have no effect on the election of that director. If no instructions are given on a proxy with respect to this proposal, the holders of the shares represented by that proxy will be deemed to abstain from voting on this proposal. Shareholders may not cumulate votes in the election of directors. If an incumbent director does not receive a majority of votes cast with respect to his/her re-election in an uncontested election, he/she would continue to serve a term that would terminate on the date that is the earliest of (i) the date of the commencement of the term of a new director selected by the Board of Directors (“Board”) to fill the office held by such director, (ii) the effective date of the resignation of such director or (iii) the date of the 2011 Annual Meeting of Shareholders.

The proposal for ratifying the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2010 will be approved if the number of votes duly cast in favor of this proposal exceeds the number of votes duly cast against the proposal. Abstention from voting will have no impact on the outcome of this proposal. If no instructions are given on a proxy with respect to this proposal, the shares represented by that proxy will be voted for this proposal.

The proposal to amend the Long-Term Incentive Plan (“LTIP”) to increase the number of shares authorized for issuance under the Plan will be approved if the number of votes duly cast in favor of this proposal exceeds the number of votes duly cast against the proposal. Abstentions or broker non-votes will have no impact on the outcome of this proposal. If no instructions are given on a proxy with respect to this proposal, the shares represented by that proxy will be voted for this proposal.

The shareholder proposal requesting that the Board take the necessary steps to eliminate classification of the Board to require that all directors stand for election annually will be approved if the number of votes duly cast in favor of the proposal exceeds the number of votes duly cast against the proposal. Abstention from voting will have no impact on the outcome of this proposal. If no instructions are given on a proxy with respect to this proposal, the holders of the shares represented by that proxy will be deemed to abstain from voting on this proposal.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

For most of the Company’s history, the Chief Executive Officer (“CEO”) has also served as Chairman of the Board (“Chairman”). The Board does not have a policy as to whether the role of CEO should be separate from that of Chairman, nor, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Company. The Board selects the Chairman in a manner that it determines to be in the best interests of the Company and its shareholders. This flexibility has allowed the Board to determine, each time a Chairman is selected, whether the role should be separated based on the individuals and the circumstances existing at that time.

During the past 60 years, the positions of CEO and Chairman have not been separated except for on one occasion during 2000-2001. The Board believes that the Company has been well served by this leadership structure. The separation of the Chairman and the CEO could introduce a complex new relationship into the center of the Company’s corporate governance structure. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of efforts and provides clear leadership for the Company, the Board and the markets. Having a single person serve as Chairman and CEO, at this time, provides unified and responsible leadership and is the right form of leadership for the Company and the Board.

Subsequent to the announcement in February 2007 of the retirement of the Company’s former Chairman and CEO, Gary G. Ely, the Board examined the questions of the separation of the positions of the Chairman and the CEO and the independence of the Chairman. They again concluded that the Board should not have a rigid policy as to these issues but, rather, should consider them, together with other relevant factors, each time a Chairman is appointed. The Board believes that it needs to retain the ability to balance the independent Board structure with the flexibility to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company. The Board periodically examines its governance practices, including the separation of the offices of Chairman and CEO.

The Company is led by Mr. Morris, who has served as its Chairman, President and CEO since 2008. The Board is strengthened by the presence of Mr. Morris. Given the issues facing the Company and the possible technological, regulatory and legislative changes that may occur in the industry, the Board believes that Mr. Morris provides strategic, operational, and technical expertise and context for the matters considered by the Board.

The Board has also established the position of Lead Director, who is required to be independent. Mr. Kelly was elected by the independent directors to serve as Lead Director for a three-year term. The Lead Director’s duties include maintaining an active, ongoing, positive and collaborative relationship with the Chairman and the CEO and keeping an open line of communication that provides for dissemination of information to the Board and discussion before actions are finalized; serving as primary liaison between independent directors and the Chairman and the CEO; presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting; calling meetings of the independent directors when necessary and appropriate; and collaborating with the Chairman regarding the meeting schedules and agendas for the Board meetings to ensure that appropriate agenda items are included and that there is adequate time for discussion of agenda items. The Lead Director also solicits input from the other independent directors on items for the Board agendas. The Lead Director is available for communications and consultation with major shareholders. The Company has a mechanism for shareholders to communicate with the Lead Director, non-management directors as a group, or on an individual basis.

The Board has been, and continues to be, a strong proponent of Board independence. As a result, the Company’s corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms. The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to long-range business plans, long-range strategic issues and risks and integrity. The Board is comprised of Mr. Morris and ten independent directors. The Board has five standing independent Committees with separate independent Chairs—Audit Committee, Compensation & Organization Committee (“Compensation Committee”), Corporate Governance/Nominating Committee (“Governance Committee”), Finance Committee and Energy, Environmental & Operations Committee (“Environmental Committee”)—see Committee descriptions below. All members of the Board Committees are independent. In addition, all Board Committees may seek legal, financial or other expert advice from a source independent from management.

Director Independence

The NYSE requires that listed companies have a majority of independent directors. It is the policy of the Board that a majority of the directors will be independent from management and that the Board will not engage in transactions that would conflict with the Company’s business.

Independence determinations are made on an annual basis at the time the Board approves nominees for election at the next Annual Meeting and, if a director joins the Board between Annual Meetings, at such time. To assist in this determination, the Board adopted Categorical Standards for Independence of Directors (“Categorical Standards”).

During its annual review, the Board considered transactions and relationships between each director or any member of his/her family and the Company and its subsidiaries and affiliates, including those reported under “Related Party Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of the review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the directors nominated for election at the Annual Meeting and each of the continuing directors are independent of the Company and its management under the Categorical Standards, with the exception of Scott L. Morris, who is considered an inside director because of his employment as President and CEO of the Company.

In making its determination, the Board considered the following relationships, which it determined were immaterial to the director’s independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have during the last three years sold services to, and/or purchased products and services from, companies at which some of our directors were officers during 2009. Ms. Stanley’s spouse owns and operates a company that had for many years prior to the date Ms. Stanley became a director, sold hardware supplies to the Company in arm’s length transactions. The amount paid to that company in any of the prior three years did not exceed the threshold amount in the Categorical Standards. Mr. Anderson’s company has an investment in a company that provides web design services. Prior to the time Mr. Anderson’s company made its investment, the Company had entered into a contract with the web design company. There were no payments made to the web design company in 2009 and the amounts paid in prior years when Mr. Anderson’s company held its investment were disclosed appropriately when the threshold amount in the Categorical Standards was exceeded. The Board determined that none of the relationships it considered impaired the independence of the directors.

Board Meetings

The Board held six meetings in 2009. The attendance at all Board meetings and at all Board Committee meetings was 98.4%. The Board strongly encourages its members to attend all Annual Meetings of Shareholders. All directors attended the prior year’s Annual Meeting of Shareholders and are planning to attend the 2010 Annual Meeting.

Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in executive session without management present. The Chair of the Governance Committee, who is the Lead Director, chairs the executive sessions. The Lead Director establishes the agenda for each executive session, and also determines which, if any, other individuals, including members of management and independent advisors, should be available for each such meeting.

Duties of Chairman of the Board

The Chairman’s duties include chairing all meetings of the Board in a manner that effectively utilizes the Board’s time and which takes full advantage of the expertise and experience that each director has to offer; establishing an agenda for each Board meeting in collaboration with the Lead Director, with input from other directors and management; and providing input and support to the Chair of the Governance Committee on the selection of members and Chairs of the various Board Committees, on the establishment of the Governance Committee meeting agendas, on compensation philosophy for the Board, and candidates for Board membership. The Chairman is also accountable to, and provides leadership for, all issues of corporate governance that should come to the attention of the Chair of the Governance Committee and the full Board. He also ensures that the Board is provided with full information on the condition of the Company, its businesses and the environment in which it operates; and facilitates and encourages constructive and useful communication between the Board and management. The Chairman also recommends an agenda to the Board for its approval for each shareholder meeting; provides leadership to the Board in the establishment of positions that the Board should take on issues to come before the Annual Meeting; and presides at all shareholder meetings.

Committees

Each Committee of the Board has adopted a Charter that has been approved by the Board. The Charters are reviewed on a periodic basis and amendments are made as needed. Each Committee also performs an annual self-assessment relative to its purpose, duties, and responsibilities. The Committee Charters are located on the

Company’s website at www.avistacorp.com. A written copy of our Committee Charters will be provided free of charge to any person upon request to the General Counsel’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Audit Committee—Assists the Board in overseeing the integrity of and the risks related to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s systems of internal controls regarding accounting, financial reporting, disclosure, legal compliance and ethics that management and the Board have established, including without limitation all internal controls established and maintained pursuant to the Securities Exchange Act of 1934 (the Exchange Act) and by the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). Only independent directors sit on the Audit Committee. The Audit Committee oversees the Company’s risk assessment and risk management processes and the business continuity process. The Audit Committee consists of directors Eiguren, Noël, Stanley, and Blake—Chair. The Board has determined that Mr. Noël is an “Audit Committee Financial Expert,” as defined in the rules of the Securities & Exchange Commission (SEC). Eight meetings were held in 2009.

Governance Committee—Advises the Board on corporate governance matters and oversees the risks relating to such matters. The matters include recommending guidelines for the composition and size of the Board, as well as evaluating Board effectiveness and organizational structure and setting director compensation (see the section on Director Compensation on page      for further information). This Committee also develops Board membership criteria and reviews potential director candidates. Recommendations for director nominees are presented to the full Board for approval. Director nominations by shareholders may be submitted in accordance with the procedures set forth under “Director Qualifications and Process for Selecting Board Nominees” below. Only independent directors sit on this Committee. The Governance Committee consists of directors Blake, Stanley, Taylor, and Kelly—Chair. Four meetings were held in 2009.

Compensation Committee—Is responsible for considering and approving, as well as overseeing the risks associated with, compensation and benefits of executive officers of the Company. It is also responsible for overseeing the organizational structure of the Company and succession planning for the CEO and the executive officers.

The Compensation Committee has the authority to delegate such of its authority and responsibilities as the Compensation Committee deems proper to members of the Committee or to a subcommittee. The Compensation Committee also engages and terminates compensation consultants, independent counsel, and such other advisers as the Compensation Committee determines necessary to carry out its responsibilities. Authority to select, retain, terminate, and approve the fees or other retention term of any such consultant or adviser is vested solely in the Compensation Committee.

For a discussion of the Company’s processes and procedures for the consideration and determination of executive officer compensation (including the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation) see “Compensation Discussion and Analysis” starting on page 19.

The Compensation Committee is composed of independent directors as defined by the rules of the NYSE, and, in addition, complies with the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the “non-employee director” requirements of Rule 16b-3 under the Exchange Act.

The Compensation Committee consists of directors Kelly, Noël and Taylor—Chair. Five meetings were held in 2009.

Finance Committee—Strives to ensure that corporate management has in place strategies, budgets, forecasts, and financial plans and programs, including adequate liquidity, to enable the Company to meet its goals and objectives and oversees the associated risks. The Finance Committee’s activities and recommendations include reviewing management’s qualitative and quantitative financial plans and objectives for both the short and long- term; approving strategies with appropriate action plans to help ensure that financial objectives are met; having in place a system to monitor progress toward financial goals, including monitoring commodity price and counterparty credit risk, as well as taking any necessary action; and overseeing and monitoring employee benefit plan investment performance and approving changes in investment policies, managers, and strategies. Only independent directors sit on this Committee. The Finance Committee consists of directors Dunham, Gustavel, Racicot and Anderson—Chair. Eight meetings were held in 2009.

Environmental Committee—Assists the Board in overseeing risks associated with the Company’s legal and regulatory compliance in its operations including environmental compliance, energy resources, transmission and distribution operations, employee safety performance, and corporate security. This Committee is responsible to the Board and reports regularly to the Board on its activities. Only independent directors sit on this Committee. The Environmental Committee consists of directors Anderson, Gustavel, Racicot and Eiguren—Chair. Four meetings were held in 2009.

Executive Committee—Has and may exercise, when the Board is not in session, all the powers of the Board that may be lawfully delegated, subject to such limitations as may be provided in the Bylaws, by resolutions of the Board, or by law. Generally, such action would only be taken to expedite Board authorization for certain corporate business matters when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet. The Executive Committee consists of directors Blake, Gustavel, Taylor, and Morris— Chair. No meetings were held in 2009.

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines which have been amended from time to time.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our CEO (the principal executive officer) and our Chief Financial Officer (“CFO”) (the principal financial officer).

Information on Company Website

The Company’s Corporate Governance Guidelines, the Code of Business Conduct and Ethics, Categorical Standards for Independence of Directors and the Related Party Transaction Policy are available on the Company’s website at www.avistacorp.com. A written copy of any of these documents will be provided free of charge to any person upon request to the General Counsel’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Communications with Directors

Shareholders and other interested parties may send correspondence to our Board or to any individual director to the Corporate Secretary’s office at 1411 East Mission Avenue, P.O. Box 3727 (MSC-10), Spokane, Washington 99220. Concerns about accounting, internal accounting controls or auditing matters should be directed to the Chair of the Audit Committee at the same address. All communications will be forwarded to the person(s) to whom they are addressed, unless it is determined that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its Committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its Committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Corporate Secretary or General Counsel and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

Board Risk Oversight

The Board has an active role in overseeing the risks affecting the Company. The Board’s risk oversight process includes receiving reports from members of senior management, on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The Board’s oversight is conducted primarily through the Committees of the Board as set out in the descriptions of each Committee above and set forth in their Charters, but the full Board retains responsibility for general oversight of risks. Management is responsible for the day-to-day management of risks, and the appropriate officer within the organization reports on risk to the appropriate Committee or to the full Board. For example, quarterly, the Director of Risk Management reports on the risk analysis and risk management process to the Audit Committee and, annually, the CFO reports to the entire Board on the Company’s enterprise risk management processes. When a Committee receives a report, the Chair of that Committee advises the full Board at its next meeting. This enables the Board and its Committees to coordinate risk oversight, particularly with respect to the interrelationships among various risks.

Related Party Transactions

The Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a Related Party Transaction Policy, which will be followed in connection with all related party transactions involving the Company and specified related persons that include directors (including nominees) and executive officers, certain family members and certain shareholders, all as outlined in the applicable SEC rules.

SEC rules require that the Company disclose any related party transaction in which the amount involved exceeds $120,000 in the last year. The Governance Committee has determined that the Company has no related party transactions that were reportable for 2009. See “Director Independence” on page 3 for the transactions the Board reviewed in arriving at its determination.

PROPOSAL 1—ELECTION OF DIRECTORS

Director Qualifications and Process for Selecting Board Nominees

The Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, steps to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity for the Board as a whole. The Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company’s business. Board members should possess such skills, attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills, business experience and industry knowledge. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

In evaluating a director candidate, the Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that the Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a director; independence and willingness to consider all strategic proposals; and any other criteria established by the Board, as well as any core competencies or technical expertise necessary to staff Board Committees.

The Board does not have a diversity policy, but does include diversity as one of the criterion it considers when evaluating any candidate for the Board. The Board takes into account diversity of experience, skills and background, as well as diversity in race, gender, and culture when considering individual candidates. The Governance Committee also deems it appropriate for at least one member of the Board to qualify as an “Audit Committee Financial Expert” as defined by SEC rules.

In addition to fulfilling the above criteria, all of the nominees for election or re-election must be determined by the Board to be independent under the NYSE rules. The Governance Committee believes that all nominees are independent of the influence of any particular shareholder or group of shareholders whose interests may diverge from the interests of our shareholders as a whole. (See “Director Independence” on page 3 for further information.)

The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Governance Committee decides not to nominate a member for re-election, the Committee then identifies the desired skills and experience of a new nominee in light of the criteria set forth above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Governance Committee may also consider candidates recommended by management, employees, or others. The Governance Committee may also, at its discretion, engage executive search firms to identify qualified individuals.

The Governance Committee will consider written recommendations for candidates for the Board that are made by shareholders. Recommendations must include detailed biographical material indicating the qualifications the candidate would bring to the Board, and must include a written statement from the candidate of willingness and availability to serve. While recommendations may be considered at any time, recommendations for a specific Annual Meeting must be received by December 1 of the preceding year. Recommendations should be directed to the General Counsel of the Company, 1411 East Mission Avenue, P.O. Box 3727 (MSC-12), Spokane, Washington 99220.

Shareholders may only nominate directors for election at meetings of shareholders in accordance with the procedures set forth in the Company’s Bylaws. Specifically, shareholders may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary no later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

Each such notice must set forth:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that such shareholder is a holder of record of shares of the common stock of the Company and intends to appear in person or by proxy at the meeting to nominate the person or persons identified in the notice;

•

a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement under the Exchange Act and the rules and regulations thereunder (or any subsequent revisions replacing such Act, rules, or regulations) if the nominee(s) had been nominated, or were intended to be nominated, by the Board; and

•	the consent of each nominee to serve as a director of the Company if so elected.

The Chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

The Governance Committee will consider any candidate proposed in good faith by a shareholder. In evaluating director nominees, the Governance Committee considers the following, among other criteria:

•	the appropriate size of the Board;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills, and executive leadership experience of nominees, as well as working experience at the executive leadership level in his/her field of expertise;

•	familiarity with the energy/utility industry;

•	recognition by other leaders as a person of integrity and outstanding professional competence with a proven record of accomplishments;

•	experience in the regulatory arena;

•	knowledge of the business of, and/or facilities for, the generation, transmission and/or distribution of electric energy;

•	enhance the diversity and perspective of the Board; and

•	knowledge of the customers, community, and employee base.

General

Five directors are to be elected to hold office for a term specified, and in each case until their successors are elected and qualified. The Company’s Restated Articles of Incorporation provide for up to 11 directors divided into three classes. The Bylaws currently provide that the number of directors will be fixed from time to time by resolution of the Board, not to exceed 11. The Board has currently fixed the number at 11. Upon recommendation from the Governance Committee, the Board has nominated Erik A. Anderson, Kristianne Blake and Michael L. Noël to be re-elected as directors for three year terms to expire at the Annual Meeting of Shareholders in 2013. Jack Gustavel, whose term is set to expire in May 2010, will not be seeking re-election and will be retiring from the Board as he has reached the mandatory retirement age of 70 as outlined in the Company’s Bylaws. The Board appointed Marc F. Racicot as a director, effective August 1, 2009 and has nominated Mr. Racicot to be elected as a director for a one-year term to expire at the Annual Meeting of Shareholders in 2011. The Board has also nominated Rebecca A. Klein to be elected as a director for a three-year term to expire at the Annual Meeting of Shareholders in 2013. Mr. Racicot and Ms. Klein were chosen for consideration as Board members by the Governance Committee from a list of candidates. All of the nominees have consented to serve as directors, and the Board has no reason to believe that any nominee will be unable to serve. If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute.

Each director brings a strong and unique background and set of skills and experience to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and Board service, executive management, mergers and acquisitions, private equity, finance, banking, accounting, legal, manufacturing, marketing, government, military, energy/utility industry, international business and customer service experience. In addition, a number of the Board members are residents of, and are knowledgeable about, the issues of the communities in the Company’s service territories. The Board concluded that each nominee and continuing director should serve as a director of the Company in light of the Company’s business and structure.

Nominees and Continuing Directors

The following has been prepared from information furnished to the Company by the nominees and the continuing directors.

*	Indicates Nominees for Election

ERIK J. ANDERSON*	Director since 2000 (For a term expiring in 2013)

Mr. Anderson, age 51, has been, since 2002, President of WestRiver Capital, a private investment company, Chairman of Tachyon Networks, Inc., an advanced satellite-based internet solutions company, and vice-Chairman of Montgomery & Co., LLC, an investment bank serving growth companies in technology, media, and healthcare. He is also Chairman of Zula, LLC, a science education company, and a Board member of GEI, a leisure business based on golf entertainment. From 1998 to 2002, Mr. Anderson was Chief Executive Officer of Matthew G. Norton, Co., a private investment company. Prior to 1998, he was Chief Executive Officer of Trillium Corporation. In addition, his experience includes tenures as both a partner at the private equity firm of Frazier & Company, LP, and as a Vice President of Goldman, Sachs & Co. Mr. Anderson is the founder of America’s Foundation for Chess. He holds master’s and bachelor’s degrees in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College. Mr. Anderson also serves on the board of Advantage IQ, Inc.

Mr. Anderson’s tenure in investment banking and private equity, as well as his management experience, brings extensive experience to our Board in executive management and finance matters including mergers and acquisitions, securities and debt offerings and risk analysis.

KRISTIANNE BLAKE*	Director since 2000 (For a term expiring in 2013)

Ms. Blake, age 56, has been President of the accounting firm of Kristianne Gates Blake, P.S., since 1987. She has served for 14 years on various boards of public companies and registered investment companies including service as a board chair, Audit Committee chair and Governance Committee member. Ms. Blake is currently serving as board chair for the Russell Investment Company and the Russell Investment Funds. She also serves on the boards of the Principal Funds, Inc., the Principal Variable Contracts Funds, Inc., and Laird Norton Wealth Management. Ms. Blake currently serves as a Regent at the University of Washington. In addition, Ms. Blake serves on the board of Advantage IQ, Inc. and is the chair of the Advantage IQ Audit Committee.

Ms. Blake has an extensive background in public accounting. She was a Certified Public Accountant for 32 years and she worked for 12 years for an international accounting firm. She has extensive involvement in the Spokane community, having served on many non-profit and economic development boards. She brings extensive and valuable governance, financial and investment experience to the Board as a result of her experience of serving on boards and committees of numerous public companies and registered investment companies.

BRIAN W. DUNHAM	Director since 2008 (Current term expires in 2011)

Mr. Dunham, age 52, has been the President of Northwest Pipe Company since 1998 and the Chief Executive Officer since 2001. Prior to becoming President, Mr. Dunham had served as Northwest Pipe Company’s Chief Financial Officer, Vice President, Treasurer and Secretary since 1990 and became Executive Vice President in 1995 and Chief Operating Officer in February 1997. From 1981 to 1990, he was employed by Coopers & Lybrand LLP, an independent public accounting firm. He is a graduate of the University of Oregon. He is a financial expert with international and domestic merger and acquisition experience.

Mr. Dunham has experience in both the accounting and manufacturing sectors. In addition to his experience as the CEO of a public company, he has 9 years of experience in public accounting and 20 years of experience in executive leadership roles in the manufacturing industry dealing with boards of directors, financial matters, mergers and acquisitions, and negotiations. He has been active in the Oregon business community and has served on a number of non-profit boards. Mr. Dunham brings valuable financial, analytical, leadership, problem-solving, negotiations, and management experience to our Board.

On November 12, 2009, Northwest Pipe Company announced that it had delayed the filing of its quarterly Form 10-Q for the third quarter ending September 30, 2009, pending the conclusion of an ongoing internal investigation of certain accounting matters, including certain revenue recognition practices, being conducted by the Audit Committee of the Board of Directors with the assistance of independent professionals. The company stated that it would file its Form 10-Q for the quarter ended September 30, 2009 after the completion of the Audit Committee’s investigation and the completion of additional accounting work, if any, required as a result of the investigation. The investigation has not been completed. As a result of that announcement, two separate Federal Securities Class Actions on behalf of all persons who purchased or otherwise acquired the common stock of Northwest Pipe Company from April 23, 2008 through November 11, 2009 (Class period) inclusive were filed alleging the defendants, including Mr. Dunham, issued materially false and misleading statements regarding the company’s business and financial results, thereby causing the company’s stock to trade at artificially inflated prices throughout the Class period and causing the plaintiffs’ damages. The two class actions have been consolidated. In addition to the class action suit, a shareholder derivative complaint was also filed against the officers alleging breach of fiduciary duty, waste of corporate assets and unjust enrichment. The investigation is ongoing and the cases are pending.

ROY L. EIGUREN	Director since 2002 (Current term expires in 2011)

Mr. Eiguren, age 58, is the President of Eiguren Public Law and Policy PLLC, a Boise, Idaho law and lobbying firm that he founded in 2007. He is also President of Inland Public Properties Development Company of Idaho, which leases real estate facilities to state and local governments. Prior to April 2007, Mr. Eiguren was a Senior Partner at Givens Pursley LLP, one of Idaho’s largest law firms. Mr. Eiguren served as the Special Assistant to the Administrator and CEO of the Bonneville Power Administration, as Deputy Attorney General and as Deputy Secretary of the State of Idaho. He is a graduate of the Executive Program of the Graduate School of Business Administration at Dartmouth College and attended Georgetown University College of Law and the University of Idaho College of Law, where he received his Juris Doctorate. Mr. Eiguren holds the Certificate of Director Education from the National Association of Corporate Directors. He is a director of Idaho Independent Bank and is chairman of the Nominating and Compensation Committees of the Bank’s board of directors. He is the President of the Cenarrusa Center for Basque Culture and is a past chairman of the Boise Metro Chamber of Commerce and the Idaho State Capitol Commission.

Mr. Eiguren has served in a number of positions in the utility and power industry both from a public and a private perspective. He also has been active in state and federal policy issues relating to the energy and utility industries on an advocacy and policy basis throughout his career. He has held many legal positions in both the private sector and in government. He is very involved in the Boise, Idaho business and cultural communities including chairing the Boise Metro Chamber of Commerce. He also has public company board experience including chairing board committees. He brings experience in policy matters to our Board and is deeply involved in Idaho policy and regulatory issues. His current involvement in lobbying keeps him informed about many of the issues that face the Company.

Mr. Eiguren advised the Board in 2005 that his law firm had been engaged in 2001 to represent the University of Idaho Foundation and Civic Partners, two parties in a commercial transaction. Civic Partners is a business entity and the University of Idaho Foundation is a non-profit organization on whose board Mr. Eiguren served. Both of these parties waived any conflict of interest arising from the joint representation and each was also represented by its own counsel. Proceedings were initiated by the Idaho State Bar Association to determine whether, notwithstanding the parties’ conflict waivers and additional separate representation, Mr. Eiguren complied with rules of professional conduct applicable to Idaho attorneys. The matter was settled by and among all parties and the case was dismissed. The Idaho State Bar proceedings were resolved and Mr. Eiguren accepted a public censure.

JOHN F. KELLY	Director since 1997 (Current term expires in 2012)

Mr. Kelly, age 65, is currently the President & Chief Executive Officer of John F. Kelly & Associates, a management and brand perception consulting company he founded in 2004, that is located in Coral Gables, Florida. Mr. Kelly is a retired Chairman, President, and Chief Executive Officer of Alaska Air Group, where he also served as a Board member from 1989 to May 2003. He was Chairman of Alaska Airlines from 1995 to February 2003, Chief Executive Officer from 1995 to 2002, and President from 1995 to 1999. He served as Chairman of the Board of Horizon Air from February 1991 to November 1994, and from February 1995 until May 2003. Mr. Kelly has a BA in Business from the University of Puget Sound, has over 40 years business experience and has been a board member and chair of numerous boards and committees (both profit and non-profit organizations). Mr. Kelly is a board member of the Dream Foundation, a non-profit national wish-granting organization for adults with life-limiting illnesses, which is headquartered in Santa Barbara, California. He also serves on the board of Advantage IQ, Inc.

Mr. Kelly has over 35 years of business experience in the airline industry, serving in numerous management capacities, including Chairman, CEO and President. He currently is President and CEO of a brand and marketing firm. He has been very involved in the Seattle, Washington business and cultural communities including chairing the Washington Roundtable and other nonprofit Boards. His experience and business skills, as well as his open communication style have aided the Board both as a Board and Committee member and in his role as the Lead Director for the past three years. Mr. Kelly brings valuable leadership, marketing, sales, corporate governance, compensation, mergers and acquisitions, consulting, and human resources experience to the Board.

REBECCA A. KLEIN*	Director Nominee (For a term expiring in 2013)

Ms. Klein, age 44, is Principal of Klein Energy, LLC, a regulatory and government affairs consulting company. She also serves as Of Counsel to the law firm Tuggey Rosenthal Pauerstein Sandoloski & Agather LLP. Over the last twenty years she has worked in Washington, DC and in Texas in the energy, telecommunications and national security arenas. Ms. Klein’s professional experience also includes service with KPMG Consulting (now Bearing Point). She headed the development of the company’s Office of Government Affairs and Industry Relations in Washington, DC. She also served as a Senior Fellow with Georgetown University’s McDonough School of Business. Since January 2008, she has served as chair of the board of the Lower Colorado River Authority, a public power utility owning generation, transmission, and water services across the central Texas area. In addition, she is chair of Power Across Texas, a non-profit that focuses on advancing information about clean, affordable and reliable energy in the state. Ms. Klein earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. She also holds a Master of Arts in National Security Studies from Georgetown University and a Bachelor of Arts in Human Biology from Stanford University. She is a member of the State Bar of Texas.

Ms. Klein has a unique blend of legal and regulatory experience. She has served as a commissioner with the Texas Public Utilities Commission and subsequently as chair. Her areas of expertise include energy, telecommunications and national security. Ms. Klein brings extensive management, human resource, organizational development, and political and lobbying experience to the Board due to her knowledge in the legal, regulatory and military arenas.

SCOTT L. MORRIS	Director since 2007 (Current term expires in 2012)

Mr. Morris, age 52, has been Chairman of the Board, President and Chief Executive Officer of the Company since January 2008. From May 2006 to December 2007, he served as the Company’s President and Chief Operating Officer. Mr. Morris also serves as Chairman of the Board of the Company’s subsidiaries, including Advantage IQ. Mr. Morris has been with the Company since 1981 and his experience includes management positions in construction and customer service and general manager of the Company’s Oregon and California utility business. He was appointed as a Vice President in November 2000 and in February 2002 he was appointed as a Senior Vice President. He is a graduate of Gonzaga University and received his master’s degree from Gonzaga in organizational leadership. He also attended the Stanford Business School Financial Management Program and the Kidder Peabody School of Financial Management. Mr. Morris serves on the Boards of the Washington Roundtable, Greater Spokane Incorporated, ReliOn, Inc., Gonzaga University, the Western Energy Institute, Edison Electric Institute and American Gas Association. He has served on a number of Spokane non-profit and economic development Boards as well as a number of industry and state business boards.

Mr. Morris has extensive utility experience having spent his entire career in the industry. He brings to the Board a deep knowledge and understanding of the Company and its subsidiaries, having served in a number of management capacities throughout the Company, including President of Utility Operations, managing the Company’s Oregon and California gas operations, customer service, and construction areas and CEO of the Company’s subsidiary, Advantage IQ. He is the only officer of the Company to sit on the Advantage board.

MICHAEL L. NOËL*	Director since 2004 (For a term expiring in 2013)

Mr. Noël, age 68, is President of Noël Consulting Company, Inc., a financial consulting firm he founded in 1998, located in Prescott, Arizona, that specializes in advising public utility commissions on corporate bond offerings. Mr. Noël spent 30 years as an executive with Edison International, an international electric power company. He served as Senior Vice President and Chief Financial Officer of Edison International, as well as in the same capacity for its Southern California Edison Company subsidiary. Mr. Noël serves on the board of SCAN Health Plan, where he is Chair of the Audit Committee and a member of the Compensation Committee and Corporate Governance Committee. He also serves as a board member and Chair of the Governance Committee for the HighMark family of mutual funds. Mr. Noël is a member of the National Association of Corporate Directors and a named Audit Committee Financial Expert under the Sarbanes-Oxley Act. Mr. Noël is a Cum Laude graduate of California State College in Long Beach, California and received his master’s degree in business management, Summa Cum Laude from the University of Southern California.

Mr. Noël has Board governance experience on other boards and has served as Audit Committee Chair as well as an Audit Committee Financial Expert. He brings a unique financial perspective to the Board having served as a CFO for a large investor-owned utility where he had to deal with many of the same financial and regulatory issues that face our Company.

MARC F. RACICOT	Director since 2009 (For a term expiring in 2011)

Mr. Racicot, age 61, served as President and Chief Executive Officer of the American Insurance Association from August, 2005 to February, 2009. Prior to that, he was a partner at the law firm of Bracewell & Giuliani, LLP from 2001 to 2005. He is a former governor (1993 to 2001) and attorney general (1989 to 1993) of the state of Montana. Mr. Racicot was nominated by President Bush and unanimously elected to serve as the chairman of the Republican National Committee from 2002 to 2003 prior to assuming the position of chairman of the Bush/Cheney Re-election Committee from 2003 to 2004. He previously served as a director for Burlington Northern Santa Fe Corporation and presently serves as a director for Plum Creek Timber Company, Massachusetts Mutual Life Insurance Company, and Allied Capital Corporation. In addition, Mr. Racicot serves on the Board of Jobs for America’s Graduates and as a member of the board of visitors for the University of Montana School of Law.

Mr. Racicot brings extensive executive experience to the Board from the many positions he has held in political office in Montana and political appointments on both the state and federal level. He also brings extensive legal experience from both private practice and from his elected office as Attorney General of Montana. During his tenure as Governor of Montana he was involved in energy issues affecting the state.

HEIDI B. STANLEY	Director since 2006 (Current term expires in 2012)

Ms. Stanley, age 53, served as Chairman of Sterling Savings Bank from January 2009 to October 2009 and Chief Executive Officer from January 2008 to October 2009. From January 2008 to December 2008, she served as Director, Vice Chair, President & Chief Executive Officer. From October 2003 to December 2007, she served as Director, Vice Chair and Chief Operating Officer. Ms. Stanley also served as Director of Sterling’s Subsidiary Company—INTERVEST Mortgage Investment Company. Ms. Stanley has 24 years of experience in the banking industry. Her experience includes management positions throughout Sterling serving as Vice President from 1986 to 1990, Senior Vice President-Corporate Administration from 1990 to 1997, and Executive Vice President-Chief Administrative Officer from 1997 to 2003. In 2006 and 2007, she was named one of the “25 Most Powerful Women in Banking” by U.S. Banker Magazine. Prior to joining Sterling in 1985, Ms. Stanley worked for IBM in San Francisco, California and Tucson, Arizona. Ms. Stanley is past chair of Greater Spokane Incorporated, past Chair of the Association of Washington Business (AWB), and past chair of the Spokane Area YMCA. Ms. Stanley also serves on the Eastern Washington Advisory Board of the Washington Policy Center. Ms. Stanley graduated from Washington State University with a Bachelor of Arts degree in Business Administration.

Ms. Stanley has 23 years of experience in management positions in the banking industry. Her experience includes positions as a Chief Administrative Officer and as a CEO of a multi-state banking operation. She has experience in risk analysis, mergers and acquisitions and in the capital markets. She has served on many industry and business boards and chaired the American Bankers Association Capital Markets Group. She has been active in the Spokane area and recently chaired Greater Spokane Incorporated, an economic development organization for Spokane, Washington. Her experience also encompasses work in the technology markets. Her organizational management, mergers and acquisitions, corporate governance, operational and strategic planning, financial services, policy development, team building, human resources management and board management experience make her a valuable asset to the Board.

R. JOHN TAYLOR	Director since 1985 (Current term expires in 2012)

Mr. Taylor, age 60, has been the Chairman and Chief Executive Officer of CropUSA Insurance Agency, Inc. since 1999. He has also served as Chairman and Chief Executive Officer of AIA Services Corporation since 1995. Both companies are insurance agencies with operations throughout the United States that place various forms of health, life, crop, and multi-peril insurance to agricultural producers. Previously, Mr. Taylor served as President of AIA Services and was its Chief Operating Officer. In addition, he is Chairman of Pacific Empire Radio Corporation of Lewiston, Idaho, a fifteen station Northwest radio group, a member of the board of trustees of The Idaho Heritage Trust, and a member of the State of Idaho Endowment Fund Investment board.

Mr. Taylor has been an active member of the Lewiston, Idaho community serving in a number of community organizations. Mr. Taylor has also served on a number of non-profit boards, including an endowment fund investment board. He chairs the board of a media company with numerous radio stations, and he also maintains his membership in the Idaho Bar. Mr. Taylor brings valuable leadership, insurance, legal and investment expertise to the Board from his many years of experience in those areas.

The Board recommends a vote “FOR” each nominee for director.

AUDIT COMMITTEE REPORT

In accordance with its written Charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s systems of internal controls, including, without limitation, those established and maintained pursuant to the Exchange Act, as amended, and the Sarbanes-Oxley Act. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the independent auditor’s qualifications and independence.

The Audit Committee is composed of directors who the Board has determined to be independent, as required by the rules of the NYSE. In 2009, the Audit Committee met eight (8) times.

Prior to their inclusion in the Quarterly Reports on Form 10-Q filed with the SEC, the Audit Committee reviewed the Company’s unaudited quarterly financial statements and management’s discussion and analysis of financial condition and results of operation for the first three quarters of 2009 and discussed them with management and Deloitte & Touche LLP (Deloitte), the Company’s independent registered public accounting firm. The Audit Committee reviewed with the CEO and CFO their certifications as to the accuracy of the financial statements and the establishment and maintenance of internal controls and procedures. It also reviewed with management all earnings press releases relating to 2009 annual and quarterly earnings prior to their issuance.

The Audit Committee reviewed and discussed the Company’s audited financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2009, with management, which has primary responsibility for the financial statements, and with Deloitte, which is responsible as the Company’s independent registered public accounting firm for the audit of those statements. Based on its review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC. The Board approved the recommendation.

The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting and the Auditor’s Report on the Effectiveness of Internal Control Over Financial Reporting.

The Audit Committee reviewed and discussed with Deloitte all communications required by generally accepted auditing standards, including those promulgated by the Public Company Accounting Oversight Board (PCAOB) and by the SEC and, with and without management present, discussed and reviewed the results of the independent auditor’s audit of the financial statements. The Audit Committee also discussed the results of the internal audit examinations and received and reviewed quarterly risk management reports.

Deloitte provided the Audit Committee with the written communications required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee discussed with Deloitte its internal quality-control reviews and procedures, the results of its external reviews and inspections, and any relationships that might impact its objectivity and independence. The Audit Committee also discussed with management, the internal auditors, and Deloitte, the quality and adequacy of the Company’s systems of internal controls, and the internal audit functions, responsibilities, and staffing. The Audit Committee reviewed the audit plans, audit scopes, and identification of audit risks of the independent and internal auditors.

The Audit Committee reviewed and approved Deloitte’s services and fees. The Audit Committee also recommended to the Board, after reviewing the performance of Deloitte, its reappointment in 2010 as the Company’s independent registered public accounting firm. The Board concurred in such recommendation. The Audit Committee also reviewed and approved the non-audit services performed by Deloitte and concluded that such services were consistent with the maintenance of independence.

The Audit Committee performed the mandated tasks included in its Charter. The Audit Committee also recommended to the Board the continued designation of Michael L. Noël as Audit Committee Financial Expert solely for the purposes of compliance with the rules and regulations of the SEC implementing Section 407 of the Sarbanes-Oxley Act. The Board approved such recommendation.

Members of the Audit Committee of the Board

Kristianne Blake—Chair	Roy L. Eiguren	Michael L. Noël	Heidi B. Stanley

COMPENSATION COMMITTEE CONSULTANT DISCLOSURE

Fees and Role of the Compensation Consultant

The Compensation Committee has engaged Towers Watson (formerly Towers Perrin) to serve as its outside, independent compensation consultant by assisting the Compensation Committee, as requested, to fulfill various aspects of its charter. Specifically, at the request and direction of the Compensation Committee, Towers Watson assists with the following:

•	Benchmarking pay practices among the peer group, described in another section, and providing a broader market perspective;

•	Assessing the design of individual pay elements and the total pay program relative to the Company’s objectives, market practices and other factors;

•	Assisting the Compensation Committee in reviewing compensation recommendations prepared by management; and

•	Providing the Compensation Committee with an outside perspective and, as appropriate, specific recommendations on program design.

Towers Watson presents market practices and, as appropriate, provides recommendations for consideration by the Compensation Committee. As provided by its Charter, the Compensation Committee makes all final pay decisions for officers.

Towers Watson also assists the Governance Committee with respect to nonemployee director compensation. Pursuant to the Company’s written policy governing the other services that the consultant can perform for the Company, the Compensation Committee may authorize Towers Watson to provide services for the Company provided the Compensation Committee determines the work would not compromise the consultant’s independence with respect to compensation recommendations to the Compensation Committee.

The Compensation Committee Chair must approve in advance any proposed services to be provided by Towers Watson for the Company.

The Compensation Committee also has the sole authority to retain and terminate the executive compensation consultant.

Merger of Towers Perrin and Watson Wyatt; Fees for 2009

During the fourth quarter of 2009, Towers Perrin and Watson Wyatt merged their two organizations now named Towers Watson. Prior to the merger, Watson Wyatt had performed the actuarial consulting and retirement design and strategy work for the Company. Likewise, Towers Perrin performed executive compensation consulting services for the Compensation Committee prior to the merger.

Towers Watson, received $116,000 in 2009 for executive compensation consulting services and $259,000 for actuarial consulting services that were unrelated to executive or nonemployee director compensation. The Compensation Committee does not believe that Towers Watson’s role in providing these services to the Company compromises Towers Watson’s ability to provide the Compensation Committee with an objective and independent perspective.

Processes to Assure Independence

Because the Compensation Committee believes that its executive compensation consultant should be able to render advice to the Committee independent of management’s influence, the Compensation Committee has processes in place to assure independence. The consultant reports directly to the Compensation Committee on all executive compensation matters; regularly meets separately with the Compensation Committee outside the presence of management; and speaks separately with the Compensation Committee chair and other Compensation Committee members between meetings, as necessary or as requested by the Compensation Committee.

Interactions between the Towers Watson consultants and management are limited to those that Towers Watson needs to provide the Compensation Committee with relevant information and appropriate recommendations. The process also prevents management use of Towers Watson for non-executive compensation-related services without the Compensation Committee’s advance knowledge and approval. The Compensation Committee has directed the Towers Watson consultants who work directly with the Compensation Committee to interact with management, only as needed, on behalf of the Compensation Committee.

In addition, Towers Watson separates the executive compensation consulting services provided to the Compensation Committee from services it provides to Company management related to actuarial consulting services. The Towers Watson executive compensation professionals working on executive compensation do not work on other consulting assignments for the Company. Towers Watson confirmed to the Compensation Committee that it has policies and processes in place to preserve its independence when providing executive compensation consulting services to the Compensation Committee and providing other services to the Company. These include the following:

•

the individual providing executive compensation consulting services to the Compensation Committee is not personally involved in doing work in any of the other areas in which Towers Watson provides services to the Company;

•

the individual providing executive compensation consulting services to the Compensation Committee does not share information about the specific work done on behalf of the Compensation Committee with other Towers Watson staff providing assistance to the Company on other engagements; and

•

the individual providing consulting services to the Compensation Committee is not directly compensated for increasing the total revenues that Towers Watson generates from the Company or expanding the range of services that Towers Watson provides to the Company.

Search Process to Review Executive Compensation Firms

Based on the merger of Towers Perrin and Watson Wyatt, the Compensation Committee took numerous additional steps to satisfy the independence objective. Specifically, the Compensation Committee conducted a search process to assess the market capabilities of other executive compensation consulting firms. The Compensation Committee’s consultant selection process included several steps. The Compensation Committee worked with the Company’s senior human resource officer to prepare a request for proposal sent to five firms. Three firms responded and two firms declined to participate. Towers Watson was one of the three firms to respond to the request for proposal.

The Compensation Committee selected Towers Watson based on its review of the three firms’ responses. The Compensation Committee was impressed with Towers Watson’s industry knowledge, the consulting firm’s robust utility industry database, and the expertise of the executive consulting team.

The Compensation Committee also concluded that the consultant has a team and the resources capable of meeting the Compensation Committee’s needs in a timely and effective manner. The Compensation Committee also considered and discussed the level of fees paid to Towers Watson for executive compensation services, as well as taking into consideration the processes that were already in place to assure independence.

Working with the Consultant

The Compensation Committee determines the work to be performed by the consultant. The consultant works with management to gather data required in preparing the consultant’s analyses for Committee review.

Specifically, the consultant provides the Compensation Committee with market trend information, data, and recommendations to enable the Compensation Committee to make informed decisions and to stay abreast of changing market practices. In addition, the consultant provides analysis on the alignment of pay and performance and assists in the process of preparing disclosure such as the CD&A.

While it is necessary for the consultant to interact with management to gather information and obtain recommendations, the Compensation Committee Chair governs if and when the consultant’s advice and recommendations can be shared with management. Ultimately, the consultant provides recommendations and advice to the Compensation Committee in an executive session without Company management present, which is when critical pay decisions are made. This approach ensures the Compensation Committee receives objective advice from the consultant so that it may make independent decisions about executive pay.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview of Compensation Program

The Compensation Committee has responsibility for establishing, implementing, and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee carefully reviews and considers all aspects of the Company’s executive compensation programs for fairness, appropriateness, and reasonableness, taking into consideration the Company’s economics and relevant practices of comparable companies. Throughout this proxy statement, the individual who served as the CEO during 2009, as well as the other individuals included in the Summary Compensation Table on page 33 are referred to as the Named Executive Officers (“NEOs”).

Summary of Key 2009 Changes

The Committee regularly evaluates and calibrates the compensation programs for senior executives to confirm that pay programs relate to the specific strategies and performance drivers of the Company. The Compensation Committee receives regular updates through their advisors, various publications regarding best practices, and benchmark data that help to inform the Compensation Committee when making compensation decisions. In 2009, the Compensation Committee reviewed the Company’s executive pay practices with the full Board. The Compensation Committee asked its independent executive compensation consultant to lead the Board in a discussion and review of current executive pay practices. Because the Compensation Committee continually evaluates the various elements of compensation that encourage the right behaviors and that hold management accountable for results, the Compensation Committee modified certain programs and implemented several new policies including:

•	redesigning the annual incentive plan;

•	eliminating gross-ups for all new Change of Control agreements;

•	adopting the 2010 recoupment policy;

•	adopting the 2010 stock ownership guidelines; and

•	issuing a request for proposal (RFP) for executive compensation consultant.

All of these changes are discussed in more detail below.

Compensation Philosophy and Objectives

The Compensation Committee’s goal has been to design a compensation program that focuses the executives on the achievement of specific annual, long-term, and strategic goals set by the Company that align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value. The compensation plans allow executives to receive cash bonuses or shares of common stock when specific measurable goals of each plan are achieved. In allocating compensation among these components, the Compensation Committee believes that the compensation of our senior-most levels of management should be weighted toward performance-based compensation, placing a greater portion of their compensation at risk based on achieving specific goals related to specific items of corporate performance that are likely to produce long-term shareholder and customer value.

The Compensation Committee makes all compensation decisions regarding the CEO and other elected officers, including the level of cash compensation and equity awards. The CEO annually reviews the performance of each other executive officer and presents his ratings to the Compensation Committee for it to consider with respect to salary adjustments, annual incentive opportunity, and annual equity award amounts.

The Compensation Committee believes that all aspects of executive compensation should be clearly, comprehensibly, and promptly disclosed in plain English. The Compensation Committee believes that compensation disclosures should provide all of the information necessary for shareholders to understand the Company’s compensation philosophy, the Company’s compensation-setting process, and how much our executives are entitled to be paid if certain events occur. The Compensation Committee reviews the incentive compensation programs to confirm that they are appropriately structured for the Company. The Compensation Committee also reviews both short-term and long-term financial scenarios to ensure the plan design does not encourage executives to take excessive risks but also does not discourage appropriate risks. The Compensation Committee also ensures the plans align to the overall strategic goals of the organization.

Based on this review the Compensation Committee believes that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. In establishing pay practices for the Company’s employees, the goal is to design a compensation structure that does not encourage inappropriate risk-taking by employees or executive officers. Therefore, enterprise risk management is integral to the overall compensation philosophy. The following features of the compensation structure reflect this approach:

•

Executive compensation programs have both short and long-term components. In addition to base pay, the Company provides an incentive structure comprised of an annual cash incentive program, restricted share grants that vest over three years, and performance share awards that are tied to the Company’s total shareholder return over a three-year period relative to a peer group. Each component is either fixed or capped with respect to the payout opportunity; taking excessive risk to benefit one component at the expense of the other components does not result in an unlimited payout.

•

Annual cash incentive components focus on both the actual results and the sustainability and quality of those results. The annual incentive plans for employees and executives contain both economic and qualitative components. Several components of the annual incentive plans are focused on achieving earnings targets and cost efficiencies. The plans also focus on maintaining reliability and customer satisfaction levels. This balanced focus on results and sustainability over time helps to mitigate risky decision-making practices.

•	The total compensation program does not provide for guaranteed bonuses and has multiple performance measures.

•	The Company only has two executive employment agreements in place, and they do not contain guarantees for salary increases, non-performance-based bonuses or equity compensation.

•	In February 2010, the Board took further steps to avoid pay arrangements that risk pay for failure by adopting a formal recoupment policy that is described below. (See “Recoupment Policy” on page 31).

Setting Executive Compensation

The Compensation Committee believes that an effective total compensation plan should be structured to focus executives on the achievement of specific business goals set by the Company and to reward executives for achieving those goals. The Compensation Committee spends considerable time weighing various design options to ensure that top management’s compensation is primarily performance-based, fair, and reasonable and does not encourage key decision makers to take excessive risks.

The Compensation Committee continues to review best practices and maintain appropriate alignment between pay and performance, with emphasis on long-term shareholder value. This principle applies generally to our executive pay practices. The Compensation Committee takes into consideration external factors, such as the executive labor market, in order to create a program that is designed to attract, retain, and appropriately motivate the key employees of the Company who drive shareholder value creation over the long term. The Compensation Committee also has a clear goal to ensure the overall program has a direct link between pay and performance and the right mix between fixed and variable pay. That mix includes:

•	base salary;

•	short-term performance-based cash incentive compensation;

•	long-term equity incentive compensation including:

•	Performance-based Equity Awards

•	Restricted Stock Units; and

•	retirement and other benefits.

The Compensation Committee established key compensation principles to guide the design and ongoing administration of the Company’s overall compensation program.

According to these principles, the Company’s compensation plans are intended to:

•	Clearly identify the specific measures of Company performance that are likely to create long-term value;

•	Structure incentive pay programs to reward specified levels of performance on measures designed to help the Company to achieve:

•	Shareholder value targets;

•	Earnings per share targets;

•	Relative stock performance levels compared to peers;

•	Customer service targets;

•	Operational targets;

•	Promote a safety culture;

•	Align elements of the incentive plans among all Company employees and executives;

•	Maintain total compensation at market competitive levels; and

•	Provide a range of payout opportunities based on the level of achievement of performance goals.

Competitive Analysis

When determining the types and amounts of compensation to be paid to our NEO’s and other executives, the Compensation Committee considers it important to provide an overall plan that reflects compensation paid to similarly situated executives of our peer companies to maintain a competitive position within the energy/utility industry and to ensure the Company retains—and attracts when necessary—quality employees in key positions to lead the Company. To achieve this objective, the Compensation Committee works with Towers Watson to conduct an annual competitive review of its total compensation program for the CEO and other NEO’s and the Compensation Committee establishes levels of base salaries, short-term annual incentives, and long-term incentives that are generally targeted to be near the median of the amounts paid by a peer group, based on competitive data gathered by Towers Watson. However, the Compensation Committee exercises its discretion to set any one or more of the components at levels higher or lower than the median depending on an individual’s role, responsibilities, and performance within the Company. The Compensation Committee believes this target positioning is effective to attract and retain our executives.

The Compensation Committee annually compares each element of total direct compensation, which includes base salary, annual cash incentives, and the value of long-term incentive grants, against a specific peer group of publicly-traded companies within the energy/utility industry. The companies in the peer group generally recruit individuals who are similar in skills and background to those the Company recruits to fill senior management positions, and are the companies with which Avista competes for executives and for shareholder investment.

Peer Group Companies

The companies comprising the Compensation Peer Group are:

AGL Resources, Inc.	Otter Tail Corp.
Cleco Corp.	PNM Resources, Inc.
Energen Corp.	Portland General Electric Company
Hawaiian Electric Industries, Inc.	Southern Union Company
Mirant Corp.	UniSource Energy Corp.
Northwest Natural Gas Company	Westar Energy, Inc.

Other Comparative Data

The Compensation Committee also considers other relevant data to help in its decision making process. They review proxy data on the top five highest paid officers for the companies included in the S&P’s 400 Utilities Index, which is the same group that is used to measure relative performance in the LTIP (see description on page 26). That review includes an evaluation of base salary, annual incentive opportunities, and long-term incentives.

The Compensation Committee also reviews compensation data from other regional peers such as IDACORP, Inc and MDU Resources in an effort to obtain as much intelligence on trends within the region, as well as looking at the overall energy industry. The Compensation Committee uses all of these sources of data to help them make informed decisions about market compensation practices.

In 2009, the Compensation Committee asked Towers Watson to use its Energy Services Executive Compensation database to perform a study of the compensation structure of comparable diversified energy companies with revenues between $1 billion and $3 billion to assure the data presented to the Compensation Committee reflected the Company’s general size and scope within the market.

Periodically, the Compensation Committee also receives information regarding the competitive levels of health and retirement benefit. The Compensation Committee uses Towers Watson to benchmark these benefit programs offered to employees in similarly situated peer companies within the energy/utility industry.

Performance Management

The Company’s practice is to reward the achievement of specific performance goals as established in the annual executive short-term incentive plan. All executives receive annual performance reviews by their direct manager. At the beginning of each calendar year, the CEO creates specific performance targets and goals based on strategic goals set by the Company. The Compensation Committee reviews and approves the CEO’s goals at its annual February Committee meeting and presents the goals to the full Board for their information. The Compensation Committee reviews the CEO’s performance targets quarterly. At the end of the year, the Compensation Committee reviews the CEO’s year-end results as part of its overall CEO annual performance review process. The CEO’s key performance goals for 2009 generally related to financial performance, safety targets, diversified energy resource management, business continuity planning, succession planning, governance, and customer value delivery. The Compensation Committee also reviews the results of the Company’s 360-degree survey for each NEO. This is a standardized performance survey conducted every other year that includes feedback from peers within the Company, direct reports, and the direct manager on multiple leadership performance categories. In addition, the Compensation Committee annually reviews the performance ratings of all NEO’s and other executives.

Allocation Among Components

The mix of base salary, short-term cash incentive, and equity compensation varies depending on the level of the position held by the executive. The following chart shows the general targets, stated as a percentage of total compensation that the Committee uses for allocating compensation:

Name	Base Salary	Annual Cash Incentive	Long-Term Equity Award
CEO	28%	26%	46%
All Other NEOs	42%	24%	34%

In allocating compensation among these components, the Compensation Committee believes that the compensation of our senior-most levels of management—the levels of management having the greatest ability to influence the Company’s performance—should be weighted toward performance-based goals, putting a greater portion of their compensation at risk based on achieving specific goals, while levels below senior management should receive a greater portion of their total compensation in base salary that is not at risk. This approach is also consistent with practices of the Compensation Peer Group.

Base Salary

Based on the methodology listed below, the CEO and the NEOs are provided with an annual base salary to compensate them for services rendered during the year. Base salary ranges for executive officers are determined according to his/her position and responsibility by using the market data provided by Towers Watson (both survey and proxy data).

The Compensation Committee reviews the base salary of all executive officers at least annually. The factors that influence the Compensation Committee’s decisions regarding base salary include: levels of pay among executives in the utility and diversified energy industry, level of responsibilities and job complexity, experience, breadth of knowledge, and job performance, including the Compensation Committee’s subjective judgment as to individual contribution in relation to the strategic goals of the Company. In setting the annual base salary for the CEO and the NEOs, the Compensation Committee considers some or all of the factors noted above as appropriate; there are no formal weightings given to any factor. The Compensation Committee also takes into account that each NEO has responsibilities that include both electric and natural gas utility operations, as well as subsidiary operations. In addition, the Compensation Committee recognizes that the Company operates in several states, thereby requiring quality relationships and interaction with multiple regulatory agencies.

2009 Base Salaries Kept at 2008 Level

The Compensation Committee noted that even though the Company had continued its solid financial progress and had met the key strategic objectives outlined for the year ending 2008, the relevant market data, which reflected the economic downturn that occurred in late 2008 and throughout 2009, showed no significant change in salary levels. Therefore, the CEO and other NEO’s 2009 base salaries were kept at the 2008 level.

Performance-Based Annual Cash Incentive

The 2009 Executive Incentive Compensation Plan was designed to align the interests of senior management with both shareholder and customer interests to achieve overall positive financial performance for the Company. At its November meeting each year, the Compensation Committee considers whether an annual incentive plan should be established for the succeeding year. The Compensation Committee, in partnership with management, sets clear annual performance objectives for all executives, and measures annual performance against those objectives as stated in the plan. Over the last six years since the Committee began using this approach, annual cash incentive payments have averaged 77% of the target amount and ranging from a low of 15% of target to a high of

114% of target. Individual annual cash incentive awards are set as a percentage of base salary. As described more fully below, the actual amounts paid could increase (up to 150% of target) or decrease (as low as 0% of target) depending on the Company’s actual performance.

2009 Annual Cash Incentive Target Award Opportunity

The Compensation Committee annually compares annual cash incentive opportunity levels against the peer group identified above. For 2009, based on the information provided by Towers Watson, the Compensation Committee decided that the CEO would have a target annual cash incentive award equal to 90% of base salary, and that the remaining NEOs would have a target annual cash incentive award equal to 50% or 60% of base salary depending on level of responsibility and position.

Annual Cash Incentive Plan Design

In November 2008, the Compensation Committee approved a new plan design for the executive performance-based annual cash incentive plan for 2009. The intent of the 2009 Plan was to more closely align the interests of the officers with the interests of the shareholders and customers. These goals are reflected in the 2009 Plan by having 60% of the total incentive payout tied to earnings-per-share (EPS) targets. Of that 60%, utility EPS accounts for 50% and non-utility EPS accounts for the remaining 10%. As part of their decision-making process, the Committee reviewed information that compared the results of the short-term incentive design and the long-term performance share plan with actual shareholder earnings and other components of shareholder return over the past several years. In addition to the EPS targets, the remaining 40% of the annual incentive opportunity is based on utility operation components of Cost Per Customer, Customer Satisfaction, and two reliability metrics that align with customer interests. These additional operational components balance the Plan in order to align the interests of senior management with shareholders and customers and achieve overall positive financial performance for the Company. Each metric is independent, which allows the Plan to pay a portion of the award to the CEO or NEOs upon the attainment of one goal even if the other goals are not met.

Incentive Components—The incentive components for the executive annual cash incentive plan are based on factors that are essential for the long-term success of the Company, and, with the exception of the earnings per share goals, are identical to performance goals used in the Company’s annual incentive plan for non-executive employees. The Compensation Committee believes that having similar metrics for both the executive plan and the non-executive plan encourages employees at all levels of the Company to focus on common objectives.

For 2009, there were two groups of components for the executive annual cash incentive plan—two earnings components and four utility operations components. Those components were:

Earnings Components:

Utility Earnings Per Share (EPS)—Fifty percent of the overall award will depend on attaining EPS goals for the utility operations. The actual amount paid, related to the Utility EPS target, could increase (up to 150% of the utility EPS target award) or decrease (as low as 0% of the Utility EPS target award) depending on the Company’s actual performance.

Non-Utility Earnings Per Share (EPS)—Ten percent of the overall award will depend on attaining EPS goals for the non-utility operations. The actual amount paid, related to the non-utility EPS target, could increase (up to 150% of the Non-utility EPS target award) or decrease (as low as 0% of the Non-utility EPS target award) depending on the Company’s actual performance.

Utility Operations Components:

Cost Per Customer—The Operating and Maintenance (‘O&M”) cost is a measure that is directly related to maintaining reliable, cost-effective service levels to run the Company’s business efficiently. Thirty percent of the overall award will depend on attaining an O&M cost goal. The actual amount paid, related to the O&M target, could increase (up to 150% of the O&M cost target award) or decrease (as low as 0% of the O&M cost target award) depending on the Company’s actual performance.

Customer Satisfaction Rating—This is derived from a Voice of the Customer survey, which is conducted each quarter by an independent agency. This survey is used to track satisfaction levels of customers that have had recent contact with our call center or service center. Six percent of the overall award will depend on attaining a minimum Customer Satisfaction Rating. The actual amount paid, related to the customer satisfaction rating, will be 100% if the rating is met or 0% if the rating is not met. This is a “meet or don’t meet” metric.

Customer Average Interruption Duration Index (CAIDI)—Providing reliable energy to our customers is the backbone of the Company’s business, and the Company tracks the average restoration time for sustained outages that affect our customers. Two percent of the overall award will depend on maintaining CAIDI at target. The actual amount paid, related to the CAIDI target, will be 100% if the target is met or 0% if the target is not met. This is a “meet or don’t meet” metric.

Sustained Annual Interruption Frequency Index (SAIFI)—The Company tracks another measurement of reliability, which is the average number of sustained outages per customer. Two percent of the overall award will depend on maintaining SAIFI at target. The actual amount paid, related to the SAIFI target, will be 100% if the target is met or 0% if the target is not met. This is a “meet or don’t meet” metric.

For the first three components, payments are interpolated on a straight-line basis for results between the threshold level and the maximum level.

Setting the Earnings and Utility Operations Incentive Goals—The 2009 cash incentive plan was designed to focus each executive on the Company’s strategic financial goals. Continuing to gain financial strength, increasing shareholder value, and maintaining reliable cost-effective service levels to run the business efficiently are all key considerations for the Compensation Committee when setting the goals.

To determine the Utility and Non-Utility EPS goals for the plan, the Compensation Committee, in conjunction with the Finance Committee and management, considers and incorporates the EPS target range contained in the Company’s original publicly disclosed earnings guidance for 2009 ($1.30 to $1.45 Utility EPS and $.10 to $.14 Non-Utility EPS) and reviews this in light of the budgeted EPS numbers. For 2009, it set threshold, target, and exceeds levels based upon a range as shown in the table below. The earnings targets for 2009 are referred to above in the limited context of the Company’s compensation programs for 2009 and should not be understood to be statements of management’s expectations or estimates of results of operations or compensation targets for 2010 or any other year.

The O&M Cost per Customer measure reflects operating efficiency and customer growth. The 2009 cash incentive plan places an emphasis on aggregate utility costs per customer targets to encourage Company-wide teamwork and consistent results. The Utility O&M Cost per Customer target is based on the projected number of customers and O&M expense for 2009. These components are combined to create the O&M Cost per Customer measure. To determine the target, O&M expense (less estimated target incentive payout) is divided by the projected customer count (customer growth increment based on 12 months of actual growth from the prior year added to the actual year-end December customer count).

The customer satisfaction rating measures the customer’s Overall Satisfaction with the service they received during a recent contact with the service center or call center. This measure is widely used in the industry for external reporting. The Company uses a combination of the satisfied and very satisfied ratings, rather than use the standard satisfied rating that is typically used. The target was set at 90%, which is based on the current industry and economic environment.

Customer Average Interruption Duration Index (CAIDI) is a widely used measurement in the utility industry. The formula used is: outage duration multiplied by the number of customers affected for all sustained outages, divided by the number of customers who had sustained outages. The target was set at 2 hours and 9 minutes restoration time, a reasonable stretch based on past experience.

Sustained Annual Interruption Frequency Index (SAIFI) is also a widely used measurement in the utility industry. The formula used is: the number of customers who had sustained outages, divided by the number of customers served. The target was set at 1.29 outages per customer which is a reasonable stretch based on past experience.

The 2009 goals and the performance threshold and relative weight given to each component were:

Incentive Components	Percentage of Cash Incentive	Threshold (50%)	Target (100%)	Exceeds (150%)
Utility Earnings Per Share	50%	$1.30	$ 1.37	$1.50
Non-Utility Earnings Per Share	10%	$0.10	$ 0.12	$0.15
Cost Per Customer	30%	$325.74	$318.24	$311.22
Customer Satisfaction Rating (Satisfied/Very Satisfied)	6%	N/A	Not less than 90%	N/A
CAIDI—Average Restoration Time	2%	N/A	No greater than 2 hours and 9 minutes	N/A
SAIFI—Average Outage per Customer	2%	N/A	No more than 1.29 outages	N/A

2009 Results for the Annual Cash Incentive Plan

Upon completion of the year, the Compensation Committee assesses the performance of the Company against each objective of the Plan, comparing the actual year results to the pre-determined threshold, target, and exceeds levels for each objective, and an overall percentage amount for meeting the objectives is calculated and audited. The results are also reviewed, verified and audited by the Finance Committee of the Board.

Based on this review, at its February 2010 meeting, the Compensation Committee determined that the Company satisfied four of the six metrics. The Compensation Committee determined that the Company exceeded target performance for Utility EPS and slightly exceeded threshold performance for O&M costs. The Company met both customer satisfaction and CAIDI. The Compensation Committee determined that the Company did not meet the threshold performance for Non-Utility EPS and SAIFI. As a result, and at the same meeting, the Compensation Committee authorized payment of bonuses of 92% of base salary for the CEO, and 51% or 62% of base salary depending on position for the remaining NEOs.

Long-Term Equity Compensation

The Compensation Committee believes that equity compensation is the most effective means of creating a long-term link between shareholder returns and the compensation provided to officers and other key management. This program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and designated key employees to increase their ownership in the Company through grants of Company stock that can be earned based on performance over a three-year cycle. Through the use of long-term performance awards and restricted stock unit grants, the Company is able to compensate executives for sustained increases in the Company’s stock performance, as well as long-term growth relative to its peer group for the relevant cycle.

The Company’s current LTIP authorizes various types of equity awards. As with all the components of executive compensation, the Compensation Committee determines all material aspects of the long-term incentive awards – who receives an award, the amount of the award, the timing of the award, as well as any other aspect of the award it may deem material, such as the impact on the award if employment is terminated for any reason other than retirement, disability or death, and whether the awards are transferable to beneficiaries. The Compensation Committee reviews and approves any grants at their regularly scheduled quarterly meeting each February based upon various factors, including analysis and recommendations from Towers Watson. Board and Compensation Committee meetings, including meetings at which the Compensation Committee grants equity awards to executive officers, are generally scheduled at least a year in advance, and are scheduled without regard to the timing of earnings releases or other major announcements by the Company.

For 2009, our long-term equity awards maintained the same target value as in recent years, with 25% of the total value of the award delivered through restricted stock units and the remaining 75% through performance-based equity awards. When making decisions for individual executives regarding long-term incentives, the Compensation Committee considers many factors. In addition to competitive market data, the Compensation Committee considers the amount of equity incentives currently outstanding and the number of shares available for future grants under the LTIP. As with the Company’s annual cash incentive plan, award opportunities are higher for those executives who have the greatest ability to directly influence overall Company performance.

Performance-Based Equity Awards

The vesting of performance-based equity awards is contingent on Company performance, and no portion of the performance-based equity awards will vest unless the Company achieves at least the threshold level of performance. The performance awards are designed to provide a direct link to the long-term interests of shareholders by assuring that shares will be paid only if the Company attains a specified level of performance relative to our peers over a three-year period. The peer group for performance purposes consists of companies comprising the S&P 400 Utilities Index. The amount of the payment with respect to any award is determined at the end of the three-year performance cycle based on the Company’s percentile ranking compared to the S&P 400 Utilities Index, and is payable at the Compensation Committee’s option in either cash or Company common stock, or both.

Range of Performance Award Opportunity

The number of shares of Company stock actually delivered to executive officers at the end of the three-year cycle can range from 0% to 150% of the target number of shares awarded. Dividend equivalents are paid based on the number of shares actually delivered at the end of the three-year cycle. If the Company’s total shareholder return (stock price appreciation plus reinvested dividends) is at least at the 45th percentile of the S&P 400 Utilities Index over the performance period, a threshold payout of 50% of the target number of shares will be allocated to each individual plus dividend equivalents relative to the number of shares awarded. If the relative shareholder return is below the 45th percentile of the peer group, participants will not receive any shares at the end of the performance period, and will not receive any dividend equivalents. To receive 100% of the award, the Company must perform at the 55th percentile among the S&P 400 Utilities Index. NEOs can earn up to 150% of the target number of shares if the Company performs above the 85th percentile. Awards are interpolated for performance results between threshold and target and between target and maximum. For example: if the Company’s total shareholder return ranking is in the 68th percentile, the payout would be 122% of target.

The following graph represents the relationship between the Company’s relative three-year total shareholder return and the award opportunity:

2009 Performance Award Settlement

Every year, the Compensation Committee meets to certify the extent to which the Company has attained the performance goals and to authorize the settlement of performance share awards. For performance awards granted in 2007 for the performance period ending December 31, 2009, the Compensation Committee held a special meeting on January 11, 2010 to review, certify, and settle the issuance of shares to executive officers. The Company’s total shareholder return was 9.6% during the performance cycle, which placed the Company at the 37th percentile among the S&P 400 Utilities Index. Based on these results, the CEO and the other NEOs did not receive any shares of Company stock associated with the performance shares granted in 2007.

With respect to performance awards, the Company accrues quarterly dividends on the performance shares only to the extent performance shares are earned. The LTIP clearly states that no dividends or dividend equivalents will be paid on unvested performance shares. Dividend equivalents are earned and paid only if the performance grant is approved for payout based on achieving the goals defined in the plan. Therefore, no dividend equivalents were paid out to the CEO and the other NEOs covered by the 2007 grant.

Restricted Stock Units

The Company awards restricted stock units to provide an incentive to reward retention and growth in the value of our Company stock. For all NEO’s and other executive officers other than the CEO, the vesting of restricted stock units is time-based, and the units vest in three equal annual increments, provided the executive remains employed by the Company on the last day of each year of the three-year period. During the vesting period, the Company pays quarterly cash dividend equivalents on the outstanding restricted stock units. If the employment of an executive officer terminates for reasons other than retirement, disability or death, all unvested units are forfeited, while already paid cash dividend equivalents are retained.

For the CEO, the restricted stock units vest in equal installments over three years, but vesting is also based on the attainment of performance targets so that the compensation will qualify as performance-based compensation and be tax-deductible by the Company. In order for any portion of the CEO’s restricted stock units to vest, the Company’s return on equity (ROE) must exceed a hurdle rate equal to the Company’s average cost of debt over the ten years preceding the date on which the award is granted. (Ten years is used because it is close to the average maturity on the Company’s debt portfolio). The hurdle rate for each award is set at the time the award is granted. ROE was selected as a performance measure because it measures the efficient use of equity capital.

Using a ten-year cost of debt, the Compensation Committee determined that a 6.19% ROE hurdle was appropriate for 2009. Dividend equivalents are paid in cash based on the total number of shares earned each year provided the performance goal is met. Therefore, if the Company does not achieve the minimum ROE performance target, no shares or dividend equivalents are earned. For 2009, the ROE hurdle was met; therefore, the CEO received 1/3 of his restricted stock units and cash dividend equivalents.

Perquisites

Because the Compensation Committee believes the total compensation program provided to executive officers is fair and market competitive, it decided that the Company would not provide any additional benefits in the form of perquisites to the CEO or any other officer.

Other Benefits

All regular employees, including the NEOs, are eligible for the Company’s qualified defined benefit plan, the Company’s 401(k) plan (which includes Company matching contributions contained in Code Section 402(g) and 401(a)(17)), health and dental coverage, Company-paid term life insurance, disability insurance, paid time off, and paid holidays.

These plans are designed to be competitive with overall market practices and are in place to attract and retain the talent needed in the business. In addition, selected officers may be eligible to participate in the supplemental retirement plan and deferred compensation plan, and to receive other benefits as described below

Supplemental Executive Retirement Plan

The Company’s retirement plan for all employees provides a traditional retirement benefit based on employees’ compensation and years of credited service. Earnings credited for retirement purposes represent the final average annual base salary of the employee for the highest 36 consecutive months during the last 120 months of service with the Company.

In addition to the Company’s retirement plan for all employees, the Company provides additional pension benefits through the Supplemental Executive Retirement Plan (SERP) to executive officers of the Company who have attained the age of 55 and a minimum of 15 years of credited service with the Company. The SERP is a non-qualified supplemental pension plan that provides for the payment out of general assets to certain highly-compensated individuals of benefits calculated under the applicable tax-qualified plan benefit formula to the extent those benefits exceed the limits established by Code Section 415 and 401(a)(17). For purposes of the SERP, base salary for the executive officers is the amount under “Salary” in the Summary Compensation Table, which is the total base salary before taking into account any deferrals. The SERP and the traditional retirement plan provide benefits to executive officers who retire at age 62 or older. Details of the plan benefits and the amounts accrued by each NEO are found in the Pension Benefits section on page 39.

The Compensation Committee believes that the pension plans and the SERP are an important part of the NEOs compensation. These plans are market competitive within the energy/utility industry and serve a critically important role in the retention of senior executives. As the benefits thereunder increase for each year that these executives remain employed, the plans thereby encourage our most senior executives to remain employed and continue their work on behalf of the shareholders.

Deferred Compensation

The Company also maintains an Executive Deferred Compensation Plan. All officers can voluntarily participate in this plan on the same terms and conditions as all other eligible employees who reach a set compensation level.

The Executive Deferred Compensation plan provides the opportunity to defer up to 75% of base salary and up to 100% of cash bonuses for payment at a future date. This plan is competitive in the market, and provides eligible employees and executives with a tax-efficient savings method. The earnings accrued for deferred compensation are determined by actual earnings of designated mutual funds and Avista common stock and are not above-market returns. Deferrals under the Executive Deferred Compensation Plan made after December 31, 2004, are subject to the provisions of Code Section 409A. Contributions for 2009 and year-end account balances can be found in the Non-Qualified Deferred Compensation table on page 38.

Company Self-Funded Death Benefit Plan

In order to provide death benefits to beneficiaries of executive officers who die during their term of office, the Company maintains an executive death benefit plan that will provide an executive officer’s designated beneficiary with a lump sum payment, equal to twice the executive officer’s final annual base salary, payable within thirty days of the executive’s death. Prior to January 1, 2008, the plan continued to provide the benefit to executives after retirement. Effective January 1, 2008, the post-employment benefit was eliminated for any individual who first becomes an executive officer after that date. Individuals who were executive officers prior to January 1, 2008 continue to be eligible for the post-retirement death benefit. For officers eligible for the post-retirement death benefit, in the event of their death after retirement, pursuant to the Company’s qualified retirement plan, their designated beneficiary will receive a lump sum equal to twice the retired executive officer’s total annual pension benefit. Amounts payable to the beneficiary of either group are paid from the general assets of the Company. The present value of this benefit for each NEO can be found in the Potential Payment upon Termination or Change of Control Tables starting on page 40.

Supplemental Executive Disability Plan

The Supplemental Executive Disability Plan provides benefits to executive officers of the Company who become disabled. The plan provides a benefit equal to 60% of the executive officer’s base annual salary at the date of disability reduced by the aggregate amount, if any, of disability benefits provided for under the Company’s Long-Term Disability Plan for employees, workers’ compensation benefits, and any benefit payable under provisions of the Federal Social Security Act. Benefits will be payable until the earlier of the executive officer’s date of retirement or age 65. The present value of this benefit for each NEO can be found in the Potential Payment upon Termination or Change of Control Tables.

Severance Benefits

In 2009, none of our officers had severance benefits except Mr. Thies. Upon Mr. Thies’ employment, he was entitled to severance benefits for a period of one year from his date of employment (less applicable withholding taxes) at a rate equal to his current base salary, for a period of one year from the date of termination other than for cause or Change of Control, to be paid periodically in accordance with the Company’s normal payroll policies. The Company would also continue to provide him with regular Company medical health benefits for the period of the first three months following termination. This severance benefit expired on September 29, 2009, the first anniversary of Mr. Thies’ employment.

Change of Control Agreements

The Compensation Committee believes it is important to provide protection to senior management in the event of a Change of Control. Further, the Compensation Committee believes that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and that providing Change of Control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential Change of Control transactions that may be in the best interests of the shareholders. There are no Change of Control agreements that exceed three times base salary and bonus. The Change of Control agreements all have double triggers that provide for a severance payment only upon the occurrence of both a Change of Control and an adverse impact on the NEO’s employment such as a significant diminution in role or responsibilities.

Additional information regarding the Change of Control agreements including definitions of key terms and a quantification of benefits that would have been received by the NEOs had termination occurred on December 31, 2009 due to a Change of Control, is found in the Potential Payment Upon Termination or Change of Control tables on page 40.

Elimination of Excise Tax Gross-Up Provision in Change of Control Agreements

In November 2009, the Board decided to eliminate the excise tax gross-up benefit for all new Change of Control Agreements entered into on or after November 13, 2009.

Section 162(m)

Code Section 162(m) imposes a $1 million limit on the amount of compensation paid to a CEO and certain other highly compensated executive officers that a public Company may deduct each year as an expense for federal income tax purposes. This limitation does not apply to compensation that qualifies as “performance-based” compensation, which is compensation paid when an individual’s performance meets pre-established objective goals based on performance criteria approved by the Company’s shareholders. When consistent with the Company’s compensation philosophy and objectives, the Compensation Committee intends to structure our compensation plans so that all compensation expense is deductible for tax purposes. In Proposal 3 below, shareholders are requested to approve an increase in the number of shares reserved for issuance under the Company’s LTIP.

Recoupment Policy

The Compensation Committee believes that if the Company is required to prepare an accounting restatement as a result of misconduct or a material error, then incentive payouts based on the original results should be revised. Therefore, in February 2010, the Board adopted a formal recoupment policy applicable to incentive compensation awards. The policy authorizes the Board to recover incentive payouts if those payouts are based on performance results that are subsequently revised or restated to levels that would have produced payouts lower than the original incentive plan payouts. If misconduct or material error results in a restatement of financial results, the Compensation Committee may recommend that the Board either require forfeiture of incentive awards or seek to recover appropriate portions of the executive officer’s compensation for the relevant period, in addition to other disciplinary actions that might be appropriate based on the circumstances. The Board, in its discretion, would determine when the need for a clawback is triggered, to whom the clawback would apply and the mechanism for recouping incentive payments.

Stock Ownership Guidelines

In February of 2010, the Board implemented a stock ownership policy for officers of the Company. The policy requires officers to own either a number of shares or shares having a value that is a multiple of the officer’s salary. The exact number or multiple depends on the officer’s position and salary. The policy requires officers to achieve the required ownership level within five years from the last to occur of the inception of the program, the officer’s employment date or the officer’s promotion.

The objectives of having a policy are to:

•	Strengthen alignment of the financial interests of executives with those of shareholders;

•	Enhance executive long-term perspective and focus on shareholder value growth;

•	Reinforce “pay at risk” philosophy and provide an additional basis for sharing in Company success or failure as reflected in shareholder returns; and

•	Align Company practice with corporate governance best practices.

Amount	Stock That Counts Toward Ownership Requirement	Retention Requirements

• CEO—5 times Salary • Senior Vice Presidents—2 1/2 times salary • Vice Presidents—1 times salary	• Direct holdings and family holdings • Shares held in 401(k) • Shares held in the Executive Deferred Compensation Account • Unvested Restricted Stock Units	Officers must retain 50% of the net shares received upon restricted stock release or issuance of performance shares earned until the ownership level is achieved.

Pre-Set Diversification Plans

The Company and the Compensation Committee have authorized the Company’s executive officers to enter into pre-set diversification plans established according to Rule 10b5-1 under the Exchange Act with an independent broker-dealer. These plans include specific instructions for the broker to exercise options or sell stock on behalf of the officer if the Company’s stock price reaches a specified level or certain events occur. The officer no longer has control over the decision to exercise or sell the securities subject to the plan. The purpose of such plans is to enable executive officers to recognize the value of their compensation in Company stock during periods in which the officer would be unable to buy or sell Company stock because important information about the Company had not yet been publicly released. Currently, none of the Company’s executive officers has such a plan.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

Members of the Compensation & Organization Committee of the Board

John Taylor—Chair	Michael Noël	John Kelly

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” relationships which SEC regulations or NYSE listing standards would require to be disclosed in this proxy statement.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table—2009(1)

Name and Principal Position	Year	Salary(2)		Stock Awards (Performance Shares and Restricted Stock) ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension and Non-Qualified Deferred Compensation Earnings ($)(5)		All Other Comp. ($)(6)(7)		Total Compensation ($)
S. L. Morris Chairman of the Board, President & Chief Executive Officer	2009 2008 2007	$ $ $	630,001 626,308 452,461	$ $ $	1,112,983 1,084,361 305,621	$ $ $	582,026 404,597 43,146	$ $ $	691,983 559,753 333,602	$ $ $	11,025 10,350 10,125	$ $ $	3,028,018 2,685,369 1,144,955
M. T. Thies Sr. Vice President & Chief Financial Officer	2009 2008	$ $	314,998 72,692	$ $	271,763 250,928	$ $	194,009 33,716	$ $	43,163 0	$ $	7,301 9,310	$ $	831,234 366,646
M. M. Durkin Sr. Vice President, General Counsel & Chief Compliance Officer	2009 2008 2007	$ $ $	274,999 273,075 264,992	$ $ $	271,763 274,892 228,923	$ $ $	169,373 117,740 24,326	$ $ $	63,930 52,264 43,430	$ $ $	11,025 10,350 10,125	$ $ $	791,090 728,321 571,796
K. S. Feltes Sr. Vice President & Corporate Secretary	2009 2008 2007	$ $ $	240,001 238,077 213,192	$ $ $	271,763 264,907 228,923	$ $ $	147,816 102,755 21,114	$ $ $	88,402 80,070 62,188	$ $ $	11,025 10,350 10,125	$ $ $	759,007 696,159 535,542
D. P. Vermillion (8) Sr. Vice President & Environmental Compliance Officer	2009		$289,230		$157,000		$148,843		$126,256		$12,600		$733,929

(1)	This table summarizes the compensation paid to, granted to, or earned by each of our NEOs for each of the last three fiscal years, except for Mr. Thies and Mr. Vermillion, each of whom became a NEO for the first time in 2008 and 2009, respectively. The values shown in the Stock Awards column represent the grant-date fair value of the stock awards calculated for financial accounting purposes in accordance with SEC requirements. Those amounts do not represent amounts actually realized by the NEOs in the year reported, but represent the theoretical value of the future payout because the actual value a NEO earns will depend on, with respect to performance shares, the extent to which LTIP goals are achieved, with respect to restricted stock units, whether the NEO is employed with the Company on the scheduled vesting date, and for all stock awards, on the market price of our Common Stock. The actual value each NEO realized in 2009 from Stock Awards is shown in the Option Exercises and Stock Vested Table on page 37. For example in 2009, Mr. Morris actually received in cash: $630,001 regular earnings and $582,026 short-term incentives. He also earned a value of $188,773 for restricted stock issuances and $17,766 in dividend equivalents. Although the Summary Compensation Table has a column for Stock Awards that includes the potential performance share opportunity for the 2009-2011 performance period, Mr. Morris did not earn a performance share payout in 2009 for the 2007-2009 performance period. Likewise, the amounts shown in the Change in Pension and Non-Qualified Deferred Compensation Earnings column do not represent amounts actually paid to the NEOs in the year reported, but represent the change in the value of retirement benefits earned by each NEO under the Company’s retirement programs described beginning on page 29.
(2)	Amounts earned in the applicable year; includes regular pay, paid time-off and holiday pay. The total amounts shown in this column also include any amounts that an NEO elected to defer in accordance with the Executive Deferred Compensation Plan. (See the “Non-Qualified Deferred Compensation” table on page 38 to find out which NEOs elected to defer compensation during 2009 and how much they deferred.)
(3)	Values shown represent the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation – Stock Compensation” for restricted stock and performance awards granted in 2009, 2008 and 2007. These amounts do not necessarily correspond to the actual value that will be realized by the NEOs and assumes all shares will vest. Assumptions used in the calculation of these amounts are included in Note 23 of the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC. Values for 2008 and 2007 were recalculated to reflect revised disclosure rules issued by the SEC. In the case of performance share awards, the amounts reported in the Stock Awards column represent the aggregate grant date fair value of the target number of performance share units that may become vested if the applicable performance criteria are satisfied, computed in accordance with ASC 718, based on the probable outcome. The aggregate grant date fair value for the target number of performance shares was calculated by application of a Monte Carlo model, which resulted in a fair value per share lower than the closing price per share on the grant date. Depending upon the attained level of performance, 1.5 times as many performance shares may vest, or none may vest at all. The aggregate grant date fair value of the maximum number of performance shares that may become vested upon attainment of the maximum level of performance, which is based on the closing price per share on the grant date rather than application of the Monte Carlo model, is $1,405,533 for Mr. Morris, $341,813 for Mr. Thies, $341,813 for Ms. Durkin, $341,813 for Ms. Feltes and $191,415 for Mr. Vermillion.
(4)	Annual short-term cash incentive awards paid in 2010 that were earned by NEOs for 2009 performance in accordance with the Executive Incentive Compensation Plan.
(5)	The change in pension amounts for each NEO is the difference in the December 31, 2009 and December 31, 2008 present values of the accrued benefit at normal retirement age (the earliest age at which retirement benefits may be received by the NEO without any reduction in benefits). The increase in the value of pension benefits is due to one additional year of service, higher final average earnings, the passage of time, and changes in interest and mortality assumptions for calculating present values. The present value as of December 31, 2009 utilizes the RP2000 mortality table projected to 2010 for males and females and a 6.30% discount rate for the Retirement Plan and a 6.10% discount rate for the SERP Plan. There were no above-market earnings for the Company’s Executive Deferred Compensation Plan.
(6)	The Company does not provide perquisites or other personal benefits to its NEOs.

(7)	Includes employer matching contributions under both the Executive Deferred Compensation Plan and the Investment and Employee Stock Ownership Plan (401(k) plan). The Company makes matching contributions on behalf of all its employees who make regular contributions of their wages, salary, cash incentive, and overtime to the 401(k) plan during the plan year. The Company matching contribution to the 401(k) plan is equal to $0.75 for every $1.00 of regular employee contributions up to a maximum 6% of compensation allowed for qualified plans. The Company matching contribution under the Executive Deferred Compensation Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed up to the limit set forth in Code Section 402(g) for the plan year. The All Other Compensation amounts for 2009 are shown in the following table:

Name	Executive Deferred Compensation Plan Company Match	Investment and Employee Stock Ownership Plan (401(k) plan) Company Match	Total All Other Compensation
Morris	$0	$11,025	$11,025
Thies	$0	$7,301	$7,301
Durkin	$0	$11,025	$11,025
Feltes	$0	$11,025	$11,025
Vermillion	$1,575	$11,025	$12,600
(8)	Mr. Vermillion was not an NEO in 2007 and 2008. Therefore, 2007 and 2008 information is not provided.

Grants of Plan-Based Awards—2009

	Grant Date(1)							All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
S. L. Morris
Annual Cash Award	02/12/09	$283,500	$567,000	$850,500
Performance Award	02/12/09				25,700	51,400	77,100		$885,108
Restricted Stock (4)	02/12/09				—	12,500	12,500		$227,875

M. T. Thies
Annual Cash Award	02/12/09	$94,500	$189,000	$283,500
Performance Shares	02/12/09				6,250	12,500	18,750		$215,250
Restricted Stock	02/12/09							3,100	$56,513

M. M. Durkin
Annual Cash Award	02/12/09	$82,500	$165,000	$247,500
Performance Shares	02/12/09				6,250	12,500	18,750		$215,250
Restricted Stock	02/12/09							3,100	$56,513

K. S. Feltes
Annual Cash Award	02/12/09	$72,000	$144,000	$216,000
Performance Shares	02/12/09				6,250	12,500	18,750		$215,250
Restricted Stock	02/12/09							3,100	$56,513

D. P. Vermillion
Annual Cash Award	02/12/09	$72,500	$145,000	$217,500
Performance Shares	02/12/09				3,500	7,000	10,500		$120,540
Restricted Stock	02/12/09							2,000	$36,460

(1)	The grant date is the date the Compensation Committee and/or the Board approves the grant of performance awards, restricted stock units or non-equity incentive awards.
(2)	Potential annual incentive cash awards granted to NEOs for 2009 performance in accordance with the Executive Incentive Compensation Plan. (The amounts actually paid to NEOs for 2009 performance appear in the Non-Equity Incentive Plan column of the Summary Compensation Table.) See the CD&A for further explanation.
(3)	Performance awards are granted under the LTIP and will vest based on performance over a three-year period. The number of contingent shares varies based on the Company’s three-year relative total shareholder return compared to the returns reported in the S&P 400 Utilities Index. Dividend equivalents are paid in cash based on the total number of shares earned at the end of the performance cycle provided the performance goals are met. Therefore, if the total shareholder return does not meet the threshold performance level, then no shares or dividend equivalents are earned.
(4)

In 2009, Mr. Morris was awarded restricted stock units that vest over a three-year period—1/3 of the units vest and shares are issued on an annual basis provided Mr. Morris is employed on the last day of the vesting period and the Company achieves a minimum ROE performance target. Dividend equivalents are paid in cash based on the total number of shares earned each year provided the performance goal is met. Therefore, if the Company does not achieve the minimum ROE performance target, no shares or dividend equivalents are earned. See the CD&A for further explanation.

(5)	In 2009, the NEOs were awarded restricted stock units that vest over a three-year period—1/3 of the units vest and shares are issued on an annual basis provided the NEO is employed on the last day of the vesting period. During the vesting period, individuals are paid dividend equivalents on the unvested shares. Dividend equivalents are paid in cash based on the total number of shares unvested at the time dividends are declared. It is highly probable for an NEO to receive dividend equivalents during the vesting period but yet forfeit the unvested shares if his or her employment ends prior to the last day of the vesting period.
(6)	Amounts shown in this column are calculated in accordance with FASB ASC Topic 718 “Compensation – Stock Compensation” and represent the grant date fair value of the target award that could be earned. Assumptions used in the calculation of these amounts are included in Note 23 of the Company’s audited financial statements for the year ended December 31, 2009 included in the Company’s Form 10-K filed with the SEC on February 26, 2010.

The Company currently does not have employment agreements with its NEOs, with the exception of Ms. Durkin and Mr. Thies. These agreements were only established in order to recruit Ms. Durkin and Mr. Thies from the companies from which they had established significant retirement benefits. The material terms of their employment agreements are described below:

Employment Agreement—M. M. Durkin

The Company entered into an employment agreement with Ms. Durkin, effective August 1, 2005, pursuant to which the Company agreed to employ Ms. Durkin as Senior Vice President and General Counsel on a year-to-year basis. The employment agreement entitles Ms. Durkin to receive an initial annual base salary of $260,000 subject to increases, if any, as determined by the Board. The agreement also provides that Ms. Durkin shall be entitled to participate in the Company’s employee benefit plans generally available to executive officers. After five years, Ms. Durkin will receive a “two for one” credit for vesting service for each completed year of full-time service from year six through year ten (employment service). Her five-year employment anniversary triggers commencement of the additional vesting service credit. There is no “two for one” credit prior to completion of her fifth year of employment or after completion of her tenth year of employment. Ms. Durkin received an initial grant of 15,500 performance shares, with a potential payout of 0%—150% of the grant based on a three-year performance cycle, which vested on December 31, 2008 resulting in a distribution of 118% of the initial award.

Employment Agreement—M. T. Thies

The Company entered into an employment agreement with Mr. Thies, effective September 29, 2008, pursuant to which the Company agreed to employ Mr. Thies as Senior Vice President and CFO on a year-to-year basis. The employment agreement entitles Mr. Thies to receive an initial annual base salary of $315,000 subject to increases, if any, as determined by the Board. The agreement also provides that Mr. Thies is entitled to participate in the Company’s employee benefit plans generally available to executive officers. Commencing on his employment date, Mr. Thies’ One Leave will be accumulated on an accrual basis each pay period based upon years of service according to the plan provisions. After ten years, Mr. Thies will receive a “two for one” credit for vesting service for each completed year of full-time service from year ten through year 12 (employment service). His ten-year employment anniversary triggers commencement of the additional vesting service credit. There is no “two for one” credit prior to completion of his tenth year of employment or after completion of his twelfth year of employment. Mr. Thies received an initial grant of 12,500 performance shares, with a potential payout of 0%—150% of the grant based on a three-year performance cycle. He also received an initial grant of 2,400 shares of restricted stock units that vest over a three-year period of time. Each year, 1/3 of the units will vest as long as he is employed with the Company on the vesting date. Mr. Thies was also entitled to severance benefits for a period of one year from his date of employment (less applicable withholding taxes) at a rate equal to his current base salary, for a period of one year from the date of termination other than for cause, to be paid periodically in accordance with the Company’s normal payroll policies. The Company would also continue to provide him with regular Company medical health benefits for the period of the first three months following termination. This severance benefit expired on September 29, 2009, the first anniversary of Mr. Thies’ employment.

Outstanding Equity Awards at Year-End—2009

Name	Date of Grant	Option Awards			Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock that Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have not Vested(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(6)
S. L. Morris	11/09/2000	26,000	$22.54	11/09/2010
S. L. Morris	11/08/2001	35,000	$11.80	11/08/2011
S. L. Morris	11/07/2002	26,250	$10.17	11/07/2012
S. L. Morris	02/15/2008						51,400	$1,186,826
S. L. Morris	02/15/2008						4,166	$89,944
S. L. Morris	02/12/2009						51,400	$1,151,360
S. L. Morris	02/12/2009						8,333	$179,909
M. T. Thies	09/29/2008						12,500	$288,625
M. T. Thies	09/29/2008				800	$17,272
M. T. Thies	02/12/2009						12,500	$280,000
M. T. Thies	02/12/2009				2,066	$44,605
M. M. Durkin	02/15/2008						12,500	$288,625
M. M. Durkin	02/15/2008				1,200	$25,908
M. M. Durkin	02/12/2009						12,500	$280,000
M. M. Durkin	02/12/2009				2,066	$44,605
K. S. Feltes	08/11/2000	2,200	$19.34	08/11/2010
K. S. Feltes	11/09/2000	14,000	$22.54	11/09/2010
K. S. Feltes	02/15/2008						12,500	$288,625
K. S. Feltes	02/15/2008				1,033	$22,302
K. S. Feltes	02/12/2009						12,500	$280,000
K. S. Feltes	02/12/2009				2,066	$44,605
D. P. Vermillion	02/15/2008						5,100	$117,759
D. P. Vermillion	02/15/2008				600	$12,954
D. P. Vermillion	02/12/2009						7,000	$156,800
D. P. Vermillion	02/12/2009				1,333	$28,779

(1)	Stock options were granted from 1998 to 2002. In 2003, the Compensation Committee discontinued awarding stock options to employees and NEOs. Options vested over a four-year period with 25% of the award vesting each year. In November 2006, the last options granted in 2002 vested based on the four-year vesting period and became exercisable.
(2)	Option exercise price is based on the average of the high and low stock price on the date of grant.
(3)	Options have a term of ten years from the grant date.
(4)	Number of restricted stock units that remain unvested as of December 31, 2009. (Restricted stock units vest over a three-year period—1/3 of the units are issued and released from restriction on an annual basis.)
(5)	Market value of restricted stock units is based on the closing stock price as reported on December 31, 2009.
(6)	Performance awards reflect the target number of shares potentially released under this program because the previous year’s performance achieved threshold but not the target performance level. These amounts were calculated as if the performance period ended on December 31, 2009 and also include dividend equivalents. Market value is based on the closing stock price as reported on December 31, 2009. The NEOs did not earn a performance share payout for the 2007-2009 performance period. As a result, those performance shares are not shown because they were forfeited.

Option Exercises and Stock Vested as of December 31, 2009

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Name
S. L. Morris			0	(1)	$0
S. L. Morris			1,100	(2)	$23,760
S. L. Morris			4,167	(3)	$82,507
S. L. Morris			4,167	(3)	$82,507
S. L. Morris	3,800	$10,652
M. T. Thies			800	(2)	$17,280
M. T. Thies			1,034	(2)	$22,334
M. M. Durkin			0	(1)	$0
M. M. Durkin			833	(2)	$17,993
M. M. Durkin			1,200	(2)	$25,920
M. M. Durkin			1,034	(2)	$22,334
K. S. Feltes			0	(1)	$0
K. S. Feltes			833	(2)	$17,993
K. S. Feltes			1,033	(2)	$22,313
K. S. Feltes			1,034	(2)	$22,334
D. P. Vermillion			266	(2)	$5,746
D. P. Vermillion			600	(2)	$12,960
D. P. Vermillion			667	(2)	$14,407
D. P. Vermillion	4,400	$13,629

(1)

Performance shares—Performance at the 37th percentile for total shareholder return against companies included in our peer group resulted in a distribution of 0% of the initial performance awards granted in 2007 for the 2007-2009 performance period. The NEOs received no shares or dividend equivalents since total shareholder return fell below threshold level.

(2)	The NEOs were granted restricted stock units in 2007, 2008 and 2009, of which 1/3 vests each year based on their employment on December 31. Therefore, one-third of each grant was released. The NEOs received the last 1/3 of their restricted stock units granted in 2007 and 1/3 of their units granted in 2008 and 2009. Value is based on the close of business for the first trading day in 2010.
(3)	Mr. Morris was granted restricted stock units in 2008 and 2009, of which 1/3 vests each year based on Mr. Morris’ employment on December 31 and the Company achieving a minimum ROE performance target. The performance target for the 2008 and the 2009 grant was 5.76% and 6.19%, respectively. The performance target was achieved for both grants. Therefore, one-third of each grant was released. Value is based on the closing stock price ($19.80) as reported on February 11, 2010, the day the Compensation Committee certified that the performance target was met.

Non-Qualified Deferred Compensation Plan—2009

The following table shows the non-qualified deferred compensation activity for the NEOs accrued through December 31, 2009:

Name	Executive Contributions in Last Year ($)(1)	Company Contributions in Last Year (Company Match) ($)(2)	Aggregate Earnings in Last Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year-End ($)
S. L. Morris	$0	$0	$65,844	$0	$275,382
D. P. Vermillion	$2,000	$1,575	$265,660	$0	$1,093,366

(1)	Eligible employees may elect to defer up to 75% of their base annual salary, up to 100% of their annual bonus and up to 100% of their eligible performance award. This column represents deferrals of this compensation during the last year. See the Summary Compensation Table on page 33 for further explanation.
(2)	The Company matching contribution under the Executive Deferred Compensation Plan is equal to $0.75 for every $1.00 contributed up to a maximum of 6% of the executive’s base pay less the maximum contribution allowed under the 401(k) plan assuming the participant has contributed up to the limit set forth in Code Section 402(g) for the plan year. For Mr. Vermillion, the match takes into account not only his contribution under the Executive Deferred Compensation Plan, but for the 401(k) Plan as well.
(3)	Earnings reflect the market returns of the NEOs’ respective investment allocations. The earnings accrued for deferred compensation are determined by actual earnings of Avista common stock and selected mutual funds. None of the earnings are included as compensation on the Summary Compensation Table since none are above market earnings. The Compensation Committee selects the mutual funds that are available for investment under the plan, and the participants may allocate their accounts among these investments, including Avista common stock. The mutual funds currently available include the following:

Fund	Ticker Symbol	One Year Return as of 12/31/09
American Funds EuroPacific Growth	RERFX	39.55%
Aston Montag & Coldwell Growth I	MCGIX	30.15%
Avista Common Stock	AVA	10.32%
American Beacon Large Cap Val	AADEX	27.52%
PIMCO Total Return	PTTRX	13.83%
RS Investments Partners	RSPFX	43.67%
TCM Small Cap Growth	TCMSX	26.88%
T. Rowe Price Mid Cap Growth	RPMGX	45.46%
T. Rowe Price Personal Strategy Balanced	TRPBX	32.61%
Vanguard Short Term Treasury	VFISX	1.44%
Wells Fargo Advantage Index	NVINX	26.46%
Wells Fargo Cash Investment Money Market	WFIXX	0.52%

Pension Benefits—2009

The table below reflects benefits accrued under the Retirement Plan for Employees and the SERP for the NEOs. The Company’s Retirement Plan for Employees provides a retirement benefit based upon employees’ compensation and years of credited service. The retirement benefit under the Retirement Plan is based on a participant’s final average annual base salary for the highest 36 consecutive months during the last 120 months of service with the Company. Base salary for the NEOs is the amount under “Salary” in the Summary Compensation Table.

The SERP provides additional pension benefits to executive officers of the Company, who have attained the age of 55 and a minimum of 15 years of credited service with the Company. The plan is intended to provide benefits to executive officers whose pension benefits under the Company’s Retirement Plan are reduced due to the application of limitations on qualified plans under the Code and the deferral of salary pursuant to the Executive Deferred Compensation Plan. When combined with the Retirement Plan, the plan will provide benefits to executive officers, who retire at age 62 or older, of 2.5% of the final average annual base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. When combined with the Retirement Plan, the plan will provide higher benefits to the CEO, if he retires on or after age 65, of 3% of final average base salary during the highest 60 consecutive months during the last 120 months of service for each credited year of service up to 30 years. Benefits will be reduced for executives who retire before age 62. Reductions are either 4% or 5% for each year of retirement before age 62 as prescribed in the Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Year ($)
S. L. Morris	Retirement Plan	28.17	$859,197	$0
	SERP—pre 2005(2)	23.17	$84,412	$0
	SERP 2005+(3)	28.17	$1,771,965	$0
M. T. Thies (4)	Retirement Plan	1.25	$19,401	$0
	SERP—pre 2005(2)	NA	NA	$0
	SERP 2005+(3)	1.25	$23,762	$0
M. M. Durkin (5)	Retirement Plan	4.42	$96,890	$0
	SERP—pre 2005(2)	NA	NA	$0
	SERP 2005+(3)	4.42	$119,006	$0
K. S. Feltes	Retirement Plan	11.67	$316,235	$0
	SERP—pre 2005(2)	6.67	$0	$0
	SERP 2005+(3)	11.67	$212,900	$0
D. P. Vermillion	Retirement Plan	21.83	$504,304	$0
	SERP—pre 2005(2)	16.83	103,036	$0
	SERP 2005+(3)	21.83	$326,458	$0

(1)	SERP participants are limited to a maximum of 30 years of credited service under the SERP no matter how many years of service they actually have with the Company.
(2/3)	Effective January 1, 2005 the SERP was modified to comply with requirements of Code Section 409A. This plan is noted as SERP 2005+. The plan prior to this date, SERP pre-2005, was grandfathered and is not subject to these requirements. SERP pre-2005 benefits were frozen as of December 31, 2004.
(4)	After ten years, Mr. Thies will receive a “two for one” credit for vesting service for each completed year of full-time service from year ten through year 12 (employment service). His ten-year employment anniversary triggers commencement of the additional vesting service credit. There is no “two for one” credit prior to completion of his tenth year of employment or after completion of his twelfth year of employment. See details of Mr. Thies’ employment agreement on page 35.

(5)	After five years, Ms. Durkin will receive a “two for one” credit for vesting service for each completed year of full-time service from year six through year ten (employment service). Her five-year employment anniversary triggers commencement of the additional vesting service credit. There is no “two for one” credit prior to completion of her fifth year of employment or after completion of her tenth year of employment. See details of Ms. Durkin’s employment agreement on page 35.

Potential Payment Upon Termination or Change of Control

The Company has Change of Control Agreements with all of the NEOs.

The cash components are paid in a lump sum and are based on a multiple of base salary. There are no Change of Control agreements that exceed three times base salary and bonus. The Change of Control agreements all have double triggers that provide for a severance payment only upon the occurrence of both a Change of Control and an adverse impact on the NEO’s employment such as a significant diminution in role or responsibilities.

Specifically, the NEOs receive payments only if, in connection with a Change of Control, the executive officer’s employment is terminated involuntarily by the Company or voluntarily by the officer for good reason. Good reason includes assignment of any duties inconsistent with the executive officer’s position, authority, duties or responsibilities or any other action which results in a material diminution in such position, authority, duties or responsibilities or material diminution in the executive’s base annual salary, or requiring the executive officer to be based at any location over 35 miles from the location the executive officer was assigned to preceding the Change of Control.

The agreements will also provide compensation and benefits to the NEOs during employment following a Change of Control of the Company. Pursuant to the terms of the agreements, during the two or three years following a Change of Control of the Company, an NEO will receive an annual base salary equal to at least 12 times the highest monthly base salary paid to such executive officer in the 12 months preceding the Change of Control. In addition, each NEO will receive an annual bonus at least equal to such executive officer’s highest bonus paid by the Company under the Company’s Annual Incentive Compensation Plan for the three years preceding the Change of Control (the “Recent Annual Bonus”). If employment is terminated by the Company without cause or by such executive officer for good reason during the first three years after a Change of Control, the executive officer will receive a payment equal to the sum of: (i) the unpaid base salary due to such executive officer as of the date of termination; (ii) a proportionate bonus due to such executive officer as of the same date based upon the higher of the Recent Annual Bonus and the named executive officer’s annual bonus for the last year (the “Highest Annual Bonus”); and (iii) a lump sum payment equal to two or three times the sum of the named executive’s annual base salary (depending on executive’s level) and the Highest Annual Bonus. The NEO will also receive all unpaid vacation pay, may continue to receive employee welfare benefits for up to a three-year period from the date of termination, and may receive outplacement assistance. If any payments to the NEO would be subject to the excise tax on excess parachute payments imposed by Code Section 4999, the agreements also provide that such executive officer may be entitled to a gross-up payment from the Company to cover the excise tax and any additional taxes on the gross-up payment. If payments (other than the gross-up payment) to the NEO do not exceed 110% of the maximum amount the NEO could receive without triggering the excise tax, the payments to such executive officer will be reduced to that maximum amount and such executive officer will not receive a gross-up payment.

A “gross-up” is a contractual provision that requires the Company to pay the excise tax (and all associated taxes) resulting from payments received by the individual with respect to the Change of Control, such that after the gross-up payment, the individual is left with the amounts that the individual would have received if the payments were not subject to Code Sections 280G and 4999. The excise tax amount in the tables below is based on the Company’s best estimate of the individual’s liabilities under Code Sections 280G and 4999, assuming the the NEO was terminated in connection with a Change of Control on December 31, 2009. In November 2009, the Board decided to eliminate the excise tax gross-up benefit for all new Change of Control Agreements that would be entered into on or after November 13, 2009.

Payments required by these agreements, as well as payments provided by the other Company compensation arrangements described above, are summarized in the tables below.

	Potential Payment Upon Termination or Change of Control(1)
	Change of Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Scott L. Morris
Chairman of the Board, President & CEO
Compensation Components
Severance (2)	$4,218,104	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity (3)	$1,672,212	$0	$1,446,664	$1,446,664	$1,446,664	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$51,841	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$1,260,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$2,414,091	$0
280-G Tax Gross-Up	$2,380,485	$0	$0	$0	$0	$0

Total	$8,322,642	$0	$1,446,664	$2,706,664	$3,860,755	$0

(1)	All scenarios assume termination occurred on December 31, 2009 and a stock price of $21.59, the closing price of Company stock on that date.
(2)	Amount is equal to three times the highest base pay and bonus amounts for the prior three years prorated for fiscal year and an amount equal to three times base salary and highest annual bonus amounts in last three years.
(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (granted in 2008 and 2009) upon termination in connection with a Change of Control. Also assumes prorated acceleration of performance shares and restricted stock in the event of death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a Change of Control, Mr. Morris would be credited with three years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2009.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.10% and the RP2000 mortality table projected to 2010 for males and females.

	Potential Payment Upon Termination or Change of Control(1)
	Change of Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Mark T. Thies
Senior Vice President & CFO
Compensation Components
Severance (2)	$1,721,036	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity (3)	$371,102	$0	$339,170	$339,170	$339,170	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$51,841	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$630,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$2,005,446	$0
280-G Tax Gross-Up	$807,713	$0	$0	$0	$0	$0

Total	$2,951,691	$0	$339,170	$969,170	$2,334,616	$0

(1)	All scenarios assume termination occurred on December 31, 2009 and a stock price of $21.59, the closing price of Company stock on that date.
(2)	Amount is equal to the sum of the highest annual bonus amount in the last three years prorated for fiscal year and an amount equal to three times base salary and highest annual bonus amounts in the prior three years. Since Mr. Thies began employment in September 2008, severance is calculated on actual bonus amount for 2009.
(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (granted in 2008 and 2009) with termination in connection with a Change of Control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a Change of Control, Mr. Thies would be credited with three years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2009.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.10% and the RP2000 mortality table projected to 2010 for males and females.

	Potential Payment Upon Termination or Change of Control(1)
	Change of Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Marian M. Durkin
Senior Vice President, General Counsel & Chief Compliance Officer
Compensation Components
Severance (2)	$1,549,923	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity (3)	$406,365	$0	$371,522	$371,522	$371,522	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$37,770	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$550,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$801,672	$0
280-G Tax Gross-Up	$692,836	$0	$0	$0	$0	$0

Total	$2,686,894	$0	$371,522	$921,522	$1,173,194	$0

(1)	All scenarios assume termination occurred on December 31, 2009 and a stock price of $21.59, the closing price of Company stock on that date.
(2)	Amount is equal to the sum of the highest annual bonus amount in the last three years prorated for fiscal year and an amount equal to three times base salary and highest annual bonus amounts in the prior three years.
(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (granted in 2008 and 2009) with termination in connection with a Change of Control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a Change of Control, Ms. Durkin would be credited with three years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2009.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.10% and the RP2000 mortality table projected to 2010 for males and females.

	Potential Payment Upon Termination or Change of Control(1)
	Change of Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Karen S. Feltes
Senior Vice President & Corporate Secretary
Compensation Components
Severance (2)	$1,349,199	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity (3)	$399,169	$0	$365,531	$365,531	$365,531	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$20,118	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$480,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$191,321	$0
280-G Tax Gross-Up	$536,441	$0	$0	$0	$0	$0

Total	$2,304,927	$0	$365,531	$845,531	$556,852	$0

(1)	All scenarios assume termination occurred on December 31, 2009 and a stock price of $21.59, the closing price of Company stock on that date.
(2)	Amount is equal to the sum of the highest annual bonus amount in the last three years prorated for fiscal year and an amount equal to three times base salary and highest annual bonus amounts in the prior three years.
(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (granted in 2008 and 2009) with termination in connection with a Change of Control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a Change of Control, Ms. Feltes would be credited with three years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2009.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.10% and the RP2000 mortality table projected to 2010 for males and females.

	Potential Payment Upon Termination or Change of Control(1)
	Change of Control	Voluntary Termination	Retirement	Death	Disability	Involuntary Termination With or Without Cause
Dennis P. Vermillion
Sr. Vice President & Environmental Compliance Officer
Compensation Components
Severance (2)	$1,101,469	$0	$0	$0	$0	$0
Intrinsic Value of Accelerated Equity (3)	$198,490	$0	$177,277	$177,277	$177,277	$0
Retiree Medical (4)	$0	$0	$0	$0	$0	$0
Health Benefits (5)	$34,561	$0	$0	$0	$0	$0
Death Benefit (6)	$0	$0	$0	$580,000	$0	$0
Supplemental Disability Benefit (7)	$0	$0	$0	$0	$588,410	$0
280-G Tax Gross-Up	$393,127	$0	$0	$0	$0	$0

Total	$1,727,647	$0	$177,277	$757,277	$765,687	$0

(1)	All scenarios assume termination occurred on December 31, 2009 and a stock price of $21.59, the closing price of Company stock on that date.
(2)	Amount is equal to the sum of the highest annual bonus amount in the last three years prorated for fiscal year and an amount equal to two times base salary and highest annual bonus amounts in the prior three years.
(3)	Assumes full acceleration of restricted stock and prorated acceleration of performance shares (granted in 2008 and 2009) with termination in connection with a Change of Control. Also assumes prorated acceleration of performance shares and restricted stock after death, disability, and retirement, and assumes all shares are forfeited in the event of voluntary or involuntary termination with cause. Under death, disability, and retirement, achievement of performance goals were assumed to be 100%, although in actuality the participant must wait until the end of the performance period to receive his/her prorated amount using the actual performance for the entire measurement period.
(4)	Retiree medical benefits are generally available to all employees who meet age and service eligibility requirements.
(5)	For a Change of Control, Mr. Vermillion would be credited with three years of continued health coverage based upon coverage elected and cost of health coverage as of December 31, 2009.
(6)	The “death benefit” is explained in the CD&A under Company Self-Funded Death Benefit Plan. Amount shown is twice the annual base salary and is paid in a lump sum.
(7)	The supplemental disability benefit is 60% of base annual pay and is comprised of benefits available from the Avista Corp. Supplemental Executive Disability Plan, Long-term Disability Plan, Workers Compensation (if applicable), and Social Security. Amount shown is the present value of the annual disability benefit payable to age 65. Present value was determined by using an interest rate of 6.10% and the RP2000 mortality table projected to 2010 for males and females.

Securities Authorized For Award Under Equity Compensation Plans

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	671,905	$15.86	655,496
Equity compensation plans not approved by security holders (3)	224,573	$16.88	1,715,052

Total	896,478	$16.30	2,370,548

(1)	Includes unvested restricted stock units and performance share awards granted under the Company’s LTIP. At December 31, 2009, 71,904 Restricted stock units were outstanding. Performance share awards may be paid out at zero shares at a minimum achievement level; 300,601 shares at target level; or 450,902 shares at a maximum level. Because there is no exercise price associated with restricted shares or performance share awards, such shares are not included in the weighted-average price calculation.
(2)	Includes LTIP approved by shareholders in 1998 and the Non-Employee Director Stock Plan approved by shareholders in 1996. In February 2005, the Board elected to terminate the Non-Employee Director Stock Plan.
(3)	Represents stock options outstanding and stock available for future issuance under the Non-Officer Employee LTIP, which was adopted by the Company in 2000. The Company currently does not plan to issue any further options or securities under this plan. Under this plan, employees (excluding directors and executive officers) of the Company and its subsidiaries may be granted stock options, stock appreciation rights, stock awards, performance awards, other stock-based awards and dividend equivalent rights. The exercise price of stock options granted under this plan is equal to the market price of the Company’s common stock on the date of grant. Stock options granted under this plan have terms of up to ten years and generally vest at a rate of 25% per year over a four-year period.

DIRECTOR COMPENSATION—2009

During 2009, directors who were not employees of the Company received an annual retainer of $78,000, of which a minimum of $10,000 is paid in Company common stock. Directors were also paid $1,500 for each meeting of the Board or any Committee meeting of the Board. Directors who served as Board Committee Chairs received an additional $5,000 annual retainer, with the exception of the Audit Committee Chair, who received an additional $10,000 annual retainer. The Lead Director received an annual retainer of $15,000.

In addition, any non-employee director who served as director of a subsidiary of the Company received from the Company a meeting fee of $1,500 for each subsidiary Board meeting the director attended. Directors Anderson, Blake and Kelly hold Board positions with a subsidiary of the Company.

Each year, the Governance Committee reviews directors’ compensation. During 2009, the Governance Committee engaged Towers Watson to assist in this review. This information is used to compare the Company’s current director compensation with peer companies in the utility industry and general industry companies of similar size. The companies comprising the Director Peer Group are:

AGL Resources, Inc.	Otter Tail Corp.
Cleco Corp.	PNM Resources, Inc.
Energen Corp.	Portland General Electric Company
Hawaiian Electric Industries, Inc.	Southern Union Company
Mirant Corp.	UniSource Energy Corp.
Northwest Natural Gas Company	Westar Energy, Inc.

Each director is entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board or its Committees and related activities, including director education courses and materials. These expenses include travel to and from the meetings, as well as any expenses they incur while attending the meetings.

The Company has established a minimum stock ownership expectation for all Board members. Directors are expected to achieve a minimum investment of $200,000 or 9,500 shares, whichever is less, in Company common stock within four years of their becoming Board members and are expected to retain at least that level of investment during their tenure as Board members. Shares that have previously been deferred under the former Non-Employee Director Stock Plan count for purposes of determining whether a director has achieved the ownership expectation.

The ownership expectation illustrates the Board’s philosophy of the importance of stock ownership for directors to further strengthen the commonality of interest between the Board and shareholders. The Governance Committee annually reviews director holdings to determine whether they meet ownership expectations. All directors currently comply based on their years of service completed on the Board.

There were no annual stock option grants or non-stock incentive plan compensation payments to directors for services in 2009 and none are currently contemplated under the current compensation structure. The Company also does not provide a retirement plan or deferred compensation plan to its directors.

Listed below is compensation paid to each director during 2009.

	Annual Retainer
Director Name	Fees Earned or Paid in Cash ($)(1)(2)	Director Compensation Paid in Stock ($)(1)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Erik J. Anderson	$109,002	$9,998		$119,000
Kristianne Blake	$87,505	$43,995	$2,040	$133,540
Brian W. Dunham	$46,005	$43,995		$90,000
Roy L. Eiguren	$95,502	$9,998		$105,500
Jack W. Gustavel	$22,507	$77,993		$100,500
John F. Kelly	$99,000	$38,000		$137,000
Michael L. Noël	$68,007	$39,993		$108,000
Marc F. Racicot	$12,008	$32,492		$44,500
Heidi B. Stanley	$96,502	$9,998		$106,500
R. John Taylor	$97,002	$9,998	$4,452	$111,452

Totals	$733,040	$316,460	$6,492	$1,055,992

(1/2)	Directors have the option of taking $68,000 of their $78,000 annual retainer in Company common stock, in cash, or in a combination of stock and cash (a minimum of $10,000 of their annual retainer is automatically paid in Company common stock). Amounts in these columns include cash retainers, Chair retainers, Board and Committee meeting fees, and fees for directors attending a subsidiary Board meeting—Anderson, Blake and Kelly are the only directors who currently sit on a subsidiary Board.
(3)	Amounts include dividends paid on those shares that were deferred prior to December 31, 2004, under the former Non-Employee Director Stock Plan. Blake and Taylor are the only directors who deferred receipt of stock until a later date. The Company does not provide perquisites or other personal benefits to its Board members.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, Deloitte), as the Company’s independent registered public accounting firm for continuing audit work in 2010. The Board has determined that it would be desirable to request that the shareholders ratify such appointment. Deloitte has conducted consolidated annual audits of the Company for many years, and is one of the world’s largest firms of certified public accountants. A representative of Deloitte is expected to attend the Annual Meeting with the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions.

Shareholder approval is not required for the appointment of Deloitte. However, the appointment is being submitted to shareholders for ratification. Should the shareholders fail to ratify the appointment of Deloitte, such failure (1) would have no effect on the validity of such appointment for 2010 (given the difficulty and expense of changing the independent registered public accounting firm mid-way through a year) and (2) would be a factor to be taken into account, together with other relevant factors, by the Audit Committee and by the full Board in the selection and appointment of the independent registered public accounting firm for 2011 (but would not necessarily be the determining factor).

The Board recommends a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm to audit the books, records, and accounts of the Company for the year 2010.

Auditors Fees

Aggregate fees billed to the Company for the years ended December 31, 2009 and 2008 by Deloitte were as follows:

	2009	2008
Audit Fees (a)	$1,528,265	$1,512,088
Audit-Related Fees (b)	103,500	108,965
Tax Fees (c)	62,891	28,037
All Other Fees (d)	2,550	2,000

Total	$1,697,206	$1,651,090

(a)	Fees for audit services billed in 2009 and 2008 consisted of:

•	Audit of the Company’s annual consolidated financial statements and internal controls over financial reporting.

•	Reviews of the Company’s quarterly reports on Form 10-Q.

•	Comfort letters, agreed-upon procedures, statutory and regulatory audits, consents, and other services related to SEC matters.

•	Audits of subsidiary financial statements.

(b)	Fees for audit-related services billed in 2009 and 2008 consisted primarily of separate internal control audits and separate financial statement audits of affiliated entities.
(c)	Fees for tax services billed in 2009 and 2008 consisted of income tax planning and advice.
(d)	All Other fees for 2009 and 2008 consisted of licensing of accounting literature research databases and attendance at training seminars.

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the Sarbanes-Oxley Act and under the rules and regulations concerning auditor independence promulgated by the SEC, the Public Company Accounting Oversight Board (PCAOB), and the American Institute of Certified Public Accountants.

Under the Sarbanes-Oxley Act, the Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services to be performed. The Audit Committee has adopted what it terms its Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and conditions pursuant to which services proposed to be performed by the Company’s independent registered public accounting firm may be pre-approved. All services provided by Deloitte in 2009 and 2008 were pre-approved in accordance with the Policy adopted by the Audit Committee.

The SEC’s rules establish two alternatives for pre-approving services provided by the independent registered public accounting firm. Engagements for proposed services may either be specifically pre-approved by the Audit Committee (“specific pre-approval”) or entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee, as long as in the latter circumstance the Audit Committee is informed on a timely basis of any engagement entered into on such basis (“general pre-approval”). The Audit Committee combined these two approaches in its Policy after concluding that doing so will result in an effective and efficient procedure to pre-approve services to be performed by the Company’s independent registered public accounting firm.

As set forth in this Policy, except for those categories of services where the Policy requires specific pre-approval, engagements may be entered into pursuant to general pre-approvals established by the Audit Committee. The Audit Committee will periodically review and generally pre-approve the categories of services that may, as contemplated by this Policy, be provided by the Company’s independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee, and will establish budgeted amounts for such categories. The Audit Committee may add or subtract to the list of general pre-approved services from time-to-time, based on subsequent determinations by the Audit Committee. Any general pre-approval will be set forth in writing and included in the Audit Committee minutes. Unless an engagement of the independent auditor to provide a particular service is entered into pursuant to and in accordance with the Audit Committee’s general pre-approval then in effect, the engagement will require specific pre-approval by the Audit Committee.

Proposed services exceeding pre-approved cost levels or budget amounts previously established by the Audit Committee will also require specific pre-approval by the Audit Committee.

The Audit Committee intends to pre-approve services, whether specifically or pursuant to general pre-approvals, only if the provision of such services is consistent with SEC and PCAOB rules on auditor independence and all other applicable laws and regulations. In rendering specific or general pre-approvals, the Audit Committee will consider whether the independent registered public accounting firm’s provision of specific services, or categories of services, would be inconsistent with the independence of the auditor.

PROPOSAL 3

AMENDMENT OF THE COMPANY’S LONG-TERM INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES OFFERED FOR AWARD UNDER

THE PLAN

You are being asked to approve an increase in the number of shares reserved for issuance under the Company’s Long-Term Incentive Plan (the “Plan”). Except as described below, the terms of the Plan are identical to the Plan terms that shareholders approved in 2005, when the Plan was amended and restated.

In 1998, the Board adopted the Plan, which was also approved by the Company’s shareholders at that year’s annual meeting. The Company subsequently amended and restated the Plan effective May 12, 2000 and January 1, 2005. On March 1, 2010, the Board adopted, subject to shareholder approval, a Plan amendment increasing the number of shares of Avista Corp. Common Stock, no par value (“Common Stock”) reserved for issuance pursuant to the Plan from the current maximum of 3,500,000 shares to 4,500,000 shares. As of March 1, 2010, an aggregate of 650,282 shares of Common Stock remained available for award pursuant to the Plan. The Board is requesting that shareholders approve an additional 1,000,000 shares for issuance pursuant to the Plan. If approved, the additional 1,000,000 shares plus the remaining 650,282 shares will provide 1,650,282 shares available for future awards pursuant to the Plan. This amendment will not have any effect on the administration or operation of the Plan, other than providing additional shares for award.

The Board believes that it is important to the long-term success of the Company to continue to use Company stock as part of the Company’s overall compensation program. Equity compensation motivates executives to create shareholder value and encourages executives to focus on long-term value creation, because equity awards are subject to either vesting or performance conditions and generally provide the greatest value to employees when held for a longer term. To remain competitive without providing equity compensation, the Company would need to replace the long-term component of its compensation with other means, including cash compensation, which would reduce the alignment of interests between the executives and shareholders and would increase the Company’s cash expense.

The following summary describes the material features of the Plan. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan. A copy of the complete Plan, which reflects the amendment, is attached as Appendix A to this proxy statement.

Purpose

The Plan is intended to enhance the long-term shareholder value of the Company by offering opportunities to employees, directors and officers of the Company and its subsidiaries to participate in the Company’s growth and success, to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company.

Administration

The Plan provides for administration by the Board or a Committee, consisting of two or more Board members, appointed by the Board. The Board has delegated the authority to administer the Plan to the Compensation Committee. Each member of the Compensation Committee administering the Plan is (a) an “outside director” within the meaning of Code Section 162(m); (b) a “nonemployee director” within the meaning of Rule 16b-3 of the Exchange Act, as amended; and (c) an “independent director” within the meaning of the New York Stock Exchange listing requirements.

The terms and conditions of each award will be determined by the Compensation Committee, in its sole and absolute discretion, and may differ from award to award. Subject to the terms and conditions of the Plan, the Compensation Committee has the sole authority to (a) interpret the Plan; (b) to determine all matters relating to awards pursuant to the Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, and all terms, conditions, restrictions and limitations, if any, on any awards; (c) to adopt and amend rules and regulations relating to the Plan; and (d) to make all other determinations necessary or advisable for the administration of the Plan.

The Plan provides that the Company’s senior executive officers, if authorized by the Board and consistent with applicable law, may grant Plan awards to designated classes of employees within limits set by the Board.

Eligibility

The Plan permits grants to officers, directors and employees of the Company, as selected by the Compensation Committee.

Shares Available

The Plan, as amended, permits the award of an aggregate of 4,500,000 shares, which consists of 3,500,000 shares previously authorized plus 1,000,000 shares for which approval is sought by this proposal. As described above, only 650,282 of the originally authorized 3,500,000 shares remain available for awards. Shares issued pursuant to the Plan will be drawn from authorized and unissued shares, shares held or subsequently acquired by the Company or shares purchased by a designated trustee on the open market. Any shares of Common Stock that have been subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares) will become available again for future awards pursuant to the Plan.

Award Limits.    Subject to adjustment as provided in the Plan, the Plan prohibits: (i) the issuance of more than an aggregate of 625,000 shares of Common Stock in the form of restricted stock; (ii) the award of more than an aggregate of 200,000 shares of Common Stock to any individual participant in any fiscal year; and (iii) the award of more than an aggregate of 80,000 shares of Common Stock as incentive stock options (“ISOs”).

Adjustments.    If a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Compensation Committee shall proportionally adjust (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities that may be awarded to any individual participant; and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of the securities, without any change in the aggregate price. In addition, subject to the Plan terms relating to a Change of Control described below, the Compensation Committee has the discretion to take any further action with respect to outstanding awards as it deems necessary, advisable, fair, and equitable to participants at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction (as defined by the Compensation Committee).

Types of Awards

The Plan permits the Compensation Committee to grant performance awards, restricted stock units, stock awards, other stock-based awards, stock options, stock appreciation rights and dividend equivalent rights. Awards may be granted either alone or in addition to, or in tandem with, any other type of award.

Performance Awards.    The Plan permits the Compensation Committee to grant performance awards and establish performance periods and performance goals. Performance goals may relate to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return. The Compensation Committee may measure performance in absolute terms or relative to comparison companies. The extent to which a participant achieves his or her performance goals during the applicable performance period will determine the dollar value or number of performance shares earned by the participant. Performance awards may be denominated in cash, shares of Common Stock, or a combination of cash and shares. If performance awards are denominated in cash, no more than an aggregate maximum dollar value of $1,000,000 may be granted to any participant in any one fiscal year, to the extent required for compliance with Code Section 162(m). Payment of earned performance awards will be in cash, shares of Common Stock, options or some combination thereof, as determined by the Compensation Committee.

The Compensation Committee may adjust the performance goals and measurements applicable to performance awards to include or exclude the effect of changes in tax laws, accounting principles, or other laws and the impact of extraordinary or unusual items, events or circumstances except that, the Compensation Committee may not make any adjustments that would result in an increase in the compensation of any participant whose compensation is subject to Code Section 162(m) for the applicable year. Adjustments that reduce the amount payable are permitted if and to the extent the Compensation Committee deems appropriate.

After termination of employment or service with the Company or any subsidiary of the Company, a participant will be able to retain his or her performance shares for the time period, if any, and on the terms and conditions determined by the Compensation Committee and stated in the award agreement. If the award agreement does not provide the terms and conditions in the event of a participant’s termination of service: (a) a participant who ceases to provide services as a result of retirement, early retirement, disability or death, will receive payment of outstanding performance shares at the end of the performance period based on the participant’s performance and prorated for the portion of the performance period during which the participant was employed; or (b) the participant ceases to provide services during a performance period for any other reason, the participant will not be entitled to any payment with respect to performance shares relating to that performance period, unless the Compensation Committee determines otherwise.

Stock Awards and Other Stock-Based Awards.    The Plan permits the Compensation Committee to grant stock awards (including restricted stock) to participants on terms and conditions and subject to restrictions, if any, that the Compensation Committee may determine. The Plan also permits the Compensation Committee to grant any other stock-based awards (including restricted stock units) consistent with the purpose of the Plan. Restrictions may be based on continuous service with the Company or the performance goals described above. The

Compensation Committee may waive any conditions, restrictions or forfeiture provisions with respect to restricted stock awards. After termination of service with the Company or any subsidiary of the Company, a participant will be able to retain his or her stock awards and other stock-based awards for the time period, if any, and on the terms and conditions determined by the Compensation Committee.

Stock Options.    Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, called the exercise price, subject to the terms and conditions of the option grant. The Compensation Committee may grant ISOs and nonqualified stock options. Incentive stock options may only be granted to employees. All stock options must have an exercise price of not less than 100% of the fair market value of the underlying shares of Common Stock on the grant date. An optionee may pay the exercise price in cash, check, or, unless the Compensation Committee determines otherwise, by a combination of cash, check, shares of Common Stock. Unless the Compensation Committee provides otherwise, the option term shall be ten years from the grant date. Each option will vest and become exercisable at such time or times as determined by the Compensation Committee and the Compensation Committee may waive or modify the vesting schedule at any time. If the vesting schedule is not set forth in the option agreement, an option will become exercisable in four equal annual installments beginning one year after the grant date. An option will vest in full if the optionee’s services are terminated as a result of death or disability.

After termination of service with the Company or any subsidiary of the Company, a participant will be able to exercise his or her nonqualified options for the time period, if any, and on the terms and conditions determined by the Compensation Committee. Nonqualified options are generally exercisable for one year after termination of services as a result of retirement, early retirement, disability or death, and for three months after all other terminations, but in no event after the expiration of the option term. Incentive stock options must be exercised within three months after termination of service for reasons other than death, except that, in the case of termination of employment due to total disability, ISOs must be exercised within one year of termination, but in no event after the expiration of the option term. All options generally terminate automatically if the optionee’s services are terminated for cause, as that term is defined in the Plan and all unvested options are forfeited upon termination of the optionee’s services, unless the Compensation Committee determines otherwise.

Stock Appreciation Rights.    Each stock appreciation right (“SAR”) granted pursuant to the Plan will entitle the holder upon the exercise of the SAR to receive the excess of the fair market value of one share of Common Stock on the exercise date over the SAR exercise price. SARs may be granted on a stand-alone basis or in tandem with an option. The Compensation Committee may impose any conditions or restrictions on the exercise of a stand- alone SAR as it deems appropriate except that the exercise price of stand-alone SARs may not be less than 100% of the fair market value of the Common Stock on the grant date, and the SAR term, unless the Compensation Committee determines otherwise, will be 10 years from the grant date. A SAR granted in tandem with an option will have an exercise price equal to the exercise price of the related option, and will have the same terms and conditions as the related option. The related option terminates upon exercise of the tandem SARs. Payment upon the exercise of a SAR will be in shares of Common Stock, cash, or any combination of shares and cash that the Compensation Committee determines. Unless the Compensation Committee provides otherwise, the vesting provisions and exercise restrictions that apply upon termination of service for options apply equally, to the extent applicable, to SARs.

Dividend Equivalent Rights.    Any awards granted pursuant to the Plan may, in the Compensation Committee’s discretion, earn dividend equivalent rights that entitle the holder to an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such shares been issued and outstanding on the dividend record date. The Compensation Committee may establish rules and procedures governing the crediting, timing, form of payment and payment contingencies of dividend equivalent rights as it deems necessary or appropriate.

Change of Control

Unless otherwise provided in a participant’s award agreement, upon a Change of Control (as defined in the Plan), restrictions on stock awards and other stock-based awards lapse and all options and SARS vest unless the award is assumed or replaced with a comparable award relating to shares of the successor corporation. The treatment of any other then-outstanding awards upon a change of control will be determined in accordance with the terms of the applicable award agreement. If a participant is terminated without cause or voluntarily terminates with good reason within three years following a change of control, any awards that were assumed or replaced in the change of control will become fully vested and exercisable and free of restrictions.

Transferability

Unless the Compensation Committee determines otherwise, Plan awards may not be assigned or transferred other than by will or by the applicable laws of descent and distribution.

Amendment and Termination

Subject to certain exceptions, the Board has the authority to amend, suspend or terminate the Plan at any time provided that (a) any amendment to the Plan will not become effective until approved by the Company’s shareholders if shareholder approval is required to comply with any applicable law, rule or regulation and (b) no amendment or termination shall impair or diminish a participant’s rights with respect to any outstanding award without the participant’s consent. The Plan does not have a fixed expiration date.

For ISO purposes, the amendment to increase the number of shares reserved for issuance under the Plan constitutes a new plan, which means that if shareholders approve the amendment, ISOs may be granted within ten years from the earlier of the date that the amendment is adopted by the Board or the date the amendment is approved by shareholders.

U.S. Federal Income Tax Consequences

The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants who may receive awards pursuant to the Plan and to the Company arising out of the granting of awards pursuant to the Plan. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the award types, the identity of the participants and the payment or settlement method. The summary does not address the effects of other federal taxes or taxes imposed by state, local, or foreign tax laws. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.

Performance Awards, Stock Awards and Other Stock-Based Awards.    The federal income tax consequences with respect to performance shares, restricted stock, restricted stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if awards granted to a participant are subject to a “substantial risk of forfeiture” (e.g., the awards are conditioned upon the future performance of substantial services by the participant or the attainment of specified performance goals) and are nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the awards on such date over the participant’s cost for such awards, if any, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. Under certain circumstances, a participant may elect pursuant to Code Section 83(b) to accelerate federal income tax recognition with respect to awards that are subject to a substantial risk of forfeiture and transferability restrictions, in which event the participant will recognize ordinary income at the time of grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. If the awards granted to a participant are not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the awards to the extent of the excess of the fair market value of the awards at the time of grant over the participant’s cost, if any, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. If a stock or stock unit award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture and the amount of ordinary income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant. In each case, the Company’s deduction may be subject to compliance with Code Section 162(m). Upon disposition of any shares acquired through performance awards or stock awards, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Nonqualified Stock Options.    The grant of a nonqualified option will not cause a participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon the participant’s exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant, and the Company will be entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed pursuant to Code Section 162(m). If restrictions regarding forfeiture and transferability apply to the shares upon exercise, the time of recognition of ordinary income and the amount thereof, and the availability of a tax deduction to the Company, generally will be determined when the restrictions cease to apply. Upon disposition of the shares acquired by exercise of the option, the optionee will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Incentive Stock Options.    In general, neither the grant nor exercise of an ISO will cause the recognition of ordinary income by the participant, provided the participant does not dispose of the underlying shares until the later of two years from the grant date or one year after the exercise date. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is includable in the tax base upon which an “alternative minimum tax” may be imposed. In general, neither the grant nor the exercise of an ISO will produce a tax deduction for the Company.

If the optionee holds the stock received upon exercise of an ISO for at least two years from the grant date and one year from the exercise date, the gain or loss on the sale, based upon the difference between the amount realized and the exercise price, will constitute long-term capital gain or loss. If the optionee sells the stock received upon exercise prior to the expiration of such periods (a “disqualifying disposition”), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of such stock on the exercise date over the exercise price (or, if less, the excess of the amount realized upon disposition over the exercise price). The excess, if any, of the sale price over the fair market value on the exercise date will be capital gain.

The Company is not entitled to a tax deduction as a result of the grant or exercise of an ISO. If the optionee recognizes ordinary income as a result of a disqualifying disposition, the Company is entitled to a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed pursuant to Code Section 162(m).

Stock Appreciation Rights.    The grant of an SAR will not cause a participant to recognize ordinary income or entitle the Company to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or value of shares payable to the participant (before reduction for any withholding taxes), and the Company will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed pursuant to

Code Section 162(m). Upon disposition of any shares acquired by exercise of a stock appreciation right, the participant will recognize long-term or short-term capital gain or loss depending upon the sale price and holding period of the shares.

Withholding Obligations

The Company may require a participant to pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to awards granted pursuant to the Plan. As permitted by applicable law, the Company may withhold from other amounts payable to a participant an amount necessary to satisfy these obligations, and the Compensation Committee may permit a participant to satisfy the Company’s withholding obligation by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company in an amount equal to the tax obligation.

Section 409A of the Code

The Compensation Committee may only grant awards that either comply with the applicable requirements of Code Section 409A, or do not result in the deferral of compensation within the meaning of Code Section 409A. If an award constitutes deferred compensation under Code Section 409A and fails to comply with the requirements of Code Section 409A, at the time the award becomes vested the award may be subject to ordinary income tax, an additional 20% tax, plus interest.

Section 162(m) of the Code

Pursuant to Code Section 162(m), the annual compensation paid to certain executive officers may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” pursuant to Code Section 162(m). The Plan has been designed to permit the awards to qualify as “performance-based” for purposes of Code Section 162(m).

New Plan Benefits

Because all awards are within the discretion of the Compensation Committee, future awards, as well as the number of employees to whom awards may be granted, are not currently determinable. As of March 1, 2010, the market value of the shares underlying Plan awards was $20.81 per share.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, whether in person or by proxy, is required to approve the amendment increasing the number of shares reserved for issuance pursuant to the Plan.

The Board recommends that you vote “FOR” the amendment increasing the number of shares reserved for issuance pursuant to the Plan from 3,500,000 shares to 4,500,000 shares.

PROPOSAL 4

SHAREHOLDER PROPOSAL

The Proposal

Gerald R. Armstrong (the proponent), a shareholder of the Company, submitted the following proposal. Mr. Armstrong owns 142 shares of the Company’s Common Stock. Mr. Armstrong’s address is 910 Sixteenth Street, No. 412, Denver CO 80202.

Resolution: That the shareholders of AVISTA CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

Statement: The proposal was voted upon in last year’s meeting and received a majority of the votes cast thereon. In announcing the outcome of the vote, the chairman stated that the amendment had been defeated. The Corporate Secretary also told me the same. How can this be happening in the presence of directors who claim to be “accountable.” A proposal is a proposal, not an amendment.

The purpose of the proposal is to require the directors to take the action necessary to amend the articles of incorporation to establish that all Directors are elected annually. This is to create greater accountability from the Directors. A significant number of shares voted against the proposal were those on unmarked proxies.

The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities and Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

The Company’s Response

The Board makes no recommendation either “FOR” or “AGAINST” the proposed resolution regarding elimination of the classification of the Board.

Existing Provisions

Under Article FIFTH of the Restated Articles of Incorporation, as amended (the Articles), the Board is divided into three classes. Directors are elected for a term of three years and directors of one class (whose terms are then expiring) are elected at each Annual Meeting of Shareholders. The Bylaws contain a similar provision.

Article FIFTH of the Articles further provides that any vacancy occurring in the Board may be filled by the remaining directors, and any director filling a vacancy serves for the unexpired term of his/her predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term continuing only until the next election of directors by shareholders. Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock.

The foregoing provisions are subject to provisions regarding the election of directors by holders of the preferred stock under certain limited circumstances involving a failure to pay dividends.

History of Existing Provisions

The Articles were amended in 1987 to provide for, among other things, classification of the Board following approval by the holders of the Company’s common stock at the 1987 Annual Meeting of Shareholders. The considerations for and against such classification, as discussed in management’s 1987 proxy statement, are summarized below.

Considerations Favoring a Classified Board

•	Classification of the Board tends to foster continuity and stability of management and business policies.

•

Classification makes it more difficult and time-consuming to change majority control of the Board which reduces the vulnerability of the Company to an unsolicited takeover proposal. Thus, classification may encourage persons attempting certain types of transactions that involve an actual or threatened change of control of the Company to first seek to negotiate with the Company and may discourage pursuit of such transactions on a non-negotiated basis.

Considerations Against a Classified Board

•

Classification of the Board could make more difficult or discourage the removal of incumbent directors, through a proxy contest or otherwise, and the assumption of control by a holder of a substantial block of the Company’s common stock, and could thus have the effect of entrenching incumbent management.

•

Classification could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders.

In 1987, the Board concluded that the advantages of classification of the Board (together with other provisions considered at that time) outweighed the disadvantages. Accordingly, the Board recommended that the shareholders approve the classified Board (together with such other provisions), and the shareholders voted to approve the same at the 1987 Annual Meeting of Shareholders.

Proposal to Declassify Board of Directors

The considerations for and against a classified board are, in all material respects, the same in 2010 as they were in 1987. However, the Board is aware that the 23 years since 1987 have seen increased focus on corporate governance in general and that some institutional investors and commentators have become increasingly vocal in their objections to board classification, claiming that classification tends to reduce the accountability of directors since they are elected only once every three years.

The Board agrees that the shareholders at large should be afforded the opportunity to decide whether or not the Board should be classified by voting on the proposal, after weighing the considerations for and against classification. The Board has also determined that it should make no recommendation as to the proposed resolution in order to avoid any implication that the Board is acting otherwise than in the best interest of the Company. The Board believes that the considerations for and against classification can be readily evaluated by the shareholders without any recommendation by the Board.

The proposed resolution regarding elimination of the classification of the Board of Directors will be approved if the number of votes duly cast in favor of the proposal exceeds the number of votes duly cast against the proposal.

Approval of the proposed resolution would not, in and of itself, eliminate classification of the Board of Directors. Declassification of the Board could only be effected by formal amendments to the Company’s Articles of Incorporation and Bylaws. Such amendments would require the affirmative vote of the holders of at least 80% of the outstanding shares of common stock.

The Board makes no recommendation either “FOR” or “AGAINST” the proposed resolution regarding the elimination of the classification of the Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table shows the number of shares of common stock of the Company held beneficially, as of March 1, 2010, by the directors, the nominees for director, each of the executive officers named in the Summary Compensation Table, and directors and executive officers as a group. The directors and executive officers as a group beneficially own 1.44% of the outstanding common stock of the Company. No director or executive officer owns, nor do the directors and executive officers as a group own, in excess of 1% of the stock of any indirect subsidiaries of the Company. None of the directors or NEOs has pledged Company common stock as security.

	Shares Beneficially Owned				Other		Total
Name	Direct	Indirect		Exercisable Stock Options(1)	Deferred Shares(2)	Restricted Stock Units Not Yet Vested(3)
Erik J. Anderson	12,629						12,629
Kristianne Blake	13,462			12,000	2,519		27,981
Brian W. Dunham	4,677						4,677
Marian M. Durkin	21,658					6,366	28,024
Roy L. Eiguren	10,295						10,295
Karen S. Feltes	1,952	699	(4)	16,200		7,999	26,850
Jack W. Gustavel	33,744						33,744
John F. Kelly	19,640			15,000			34,640
Rebecca A. Klein	0						0
Scott L. Morris	57,959	12,212	(4)	72,250		24,999	167,420
Michael L. Noël		15,293	(5)				15,293
Marc F. Racicot	1,641						1,641
Heidi B. Stanley	11,436	9,660	(6)				21,096
R. John Taylor	26,472	4,000	(7)	15,000	5,496		50,968
Mark T. Thies	14,266	5,500	(8)			5,966	25,732
Dennis P. Vermillion	1,784	7,332	(4)			5,033	14,149

All directors and executive officers as a group, including those listed above—24 individuals	279,396	118,857		292,700	27,199	74,453	792,605

(1)	All stock options held by directors and executive officers are exercisable within 60 days.
(2)	Shares deferred under the Executive Deferred Compensation Plan or under the former Non-Employee Director Stock Plan.
(3)	Restricted Stock units that have been granted to the executive officers, but have not yet vested. Restricted stock units vest in three equal annual increments, provided the officer remains employed by the Company. If the employment of an executive officer terminates, all unvested shares are forfeited.
(4)	Shares held in the Company’s 401(k) plan.
(5)	Includes 14,633 shares held by Noël Consulting Company, Inc. and 660 shares held by Mr. Noël’s adopted son, Shane Karoub.
(6)	Shares held by Ms. Stanley’s spouse, Ronald Stanley, in a profit-sharing plan not administered by the Company.
(7)	Shares held in an employee benefit plan not administered by the Company for which Mr. Taylor shares voting and investment power.
(8)	Shares held by Mr. Thies’ spouse, Elizabeth Thies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires that executive officers, directors and holders of more than 10% of the common stock file reports of their trading in Company equity securities with the SEC. Based solely on a review of Forms 3, 4 and 5 furnished to the Company during 2009, the Company believes that all Section 16 filing requirements applicable to the Company’s reporting persons were completed in a timely manner and reported to the SEC in accordance with the rules with the exception of a transaction for Mr. Thies. On January 12, 2009, the Company withheld 268 shares of stock from the vested portion of Mr. Thies’ 2008 restricted stock award to cover applicable income taxes. On January 20, 2009, it was discovered that this stock transaction had inadvertently not been reported to the SEC, at which time a Form 4 was filed on that date to report the transaction.

OTHER SECURITY OWNERSHIP

As of March 1, 2010, the following were beneficial owners of 5% or more of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Blackrock, Inc., 40 East 52nd Street, New York, NY, 10022	4,346,064 shares – sole voting power 4,346,064 shares – sole dispositive power	7.93%

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	81,927 shares – sole voting power 2,868,479 shares – sole dispositive power 81,927 shares – shared dispositive power	5.38%

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company’s 2009 Annual Report to Shareholders, which contains the Company’s audited financial statements, accompanies this proxy statement.

OTHER BUSINESS

The Board does not intend to present any business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the meeting or any adjournment(s) thereof, the individuals named in the proxy card will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

2011 ANNUAL MEETING OF SHAREHOLDERS

General

The 2011 Annual Meeting of Shareholders is currently scheduled for Thursday, May 12, 2011, in Spokane, Washington. Matters to be brought before that meeting by shareholders are subject to the requirements described below.

The date and location of the 2011 Annual Meeting of Shareholders are subject to change. Any such change and any resulting change in the dates referred to below, would be specified by the Company in a report filed with the SEC. In addition, any change in the dates referred to below that results from a change in SEC rules or the Company’s Bylaws would be similarly reported by the Company.

Proposals to be Included in Management’s Proxy Materials

Shareholder proposals to be included in management’s proxy soliciting materials must be received by the Corporate Secretary on or before December 1, 2010 and must contain the information required by the SEC’s Rule 14a-8 and otherwise comply with SEC rules.

Other Proposals

Proposals that are not to be included in management’s proxy soliciting materials must be delivered to the Company as follows:

•

written notice of a shareholder’s intent to nominate a person for election as a director at the 2011 Annual Meeting of Shareholders must be personally delivered or mailed to the Corporate Secretary on or before February 11, 2011; and

•

written notice of a shareholder’s intent to propose other business to be brought before the 2011 Annual Meeting of Shareholders must be delivered to the Corporate Secretary on or before December 1, 2010 but not before October 2, 2010.

In any case, the written notice of the shareholder must contain the information specified in the Company’s Bylaws, which have been filed with the SEC and the NYSE. The foregoing discussion is qualified by reference to the detailed provisions of the Company’s Bylaws.

EXPENSE OF SOLICITATION

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by the Company primarily by mail, but may also be solicited personally and by telephone at nominal expense to the Company by directors, officers, and regular employees of the Company. In addition, the Company has engaged Laurel Hill Advisory Group, LLC at a cost of $6,500, plus out-of-pocket expenses, to solicit proxies in the same manner. The Company will also request banks, brokerage houses, custodians, nominees, and other record holders of the Company’s common stock to forward copies of the proxy soliciting material and the Company’s 2009 Annual Report to Shareholders to the beneficial owners of such stock, and the Company will reimburse such record holders for their expenses in connection therewith.

By Order of the Board,

Karen S. Feltes

Senior Vice President & Corporate Secretary

Spokane, Washington

March 31, 2010

APPENDIX A

AVISTA CORPORATION

LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Avista Corporation Long-Term Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Avista Corporation, a Washington corporation (the “Company”), by offering opportunities to employees, directors and officers of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

The Plan was initially adopted by the Company’s shareholders on May 14, 1998 and was subsequently amended and restated on May 12, 2000, January 1, 2005 and November 9, 2006.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

2.1	Award

“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2	Board

“Board” means the Board of Directors of the Company.

2.3	Cause

“Cause” means (a) the willful and continued failure of the Holder to perform substantially the Holder’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Holder by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Holder has not substantially performed the Holder’s duties; or (b) the willful engaging by the Holder in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

2.4	Change of Control

“Change of Control” means any of the following events:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

(i)	the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or

(ii)

the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.4;

(b)	A change in the Board so that individuals who constitute the Board (the “Incumbent Board”) as of the date of adoption of the Plan cease for any reason to constitute at least a majority of the Board after such date; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.5	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6	Common Stock

“Common Stock” means the common stock, no par value, of the Company.

2.7	Disability

“Disability” means “disability” as that term is defined for purposes of the Company’s Long-Term Disability Plan or other similar successor plan applicable to salaried employees.

2.8	Dividend Equivalent Right

“Dividend Equivalent Right” means an Award granted under Section 13.

2.9	Early Retirement

“Early Retirement” means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.10	Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11	Fair Market Value

The “Fair Market Value” shall be the closing price per share for the Common Stock on the New York Stock Exchange as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.12	Good Reason

“Good Reason” means:

(a)	The assignment to the Holder of any duties inconsistent in any respect with the Holder’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Holder;

(b)	Any failure of the Company to comply with its standard compensation arrangements with the Holder, including the failure to continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Change of Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof from the Holder;

(c)	Any purported termination of the Holder’s employment or service for Cause by the Company that does not comply with the terms of the Plan; or

(d)	The failure of the Company to require that any Successor Corporation (whether by purchase, merger, consolidation or otherwise) expressly assume and agree to be bound by the terms of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

2.13	Grant Date

“Grant Date” means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted.

2.14	Holder

“Holder” means:

(a)	the Participant to whom an Award is granted;

(b)	for a Holder who has died, the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 14; or

(c)	the person(s) to whom an Award has been transferred in accordance with Section 14.

2.15	Incentive Stock Option

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

2.16	Nonqualified Stock Option

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.17	Option

“Option” means the right to purchase Common Stock granted under Section 7.

2.18	Other Stock-Based Award

“Other Stock-Based Award” means an Award granted under Section 12.

2.19	Participant

“Participant” means an individual who is a Holder of an Award or, as the context may require, any employee, director or officer of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.20	Performance Award

“Performance Award” means an Award granted under Section 11, the payout of which is subject to achievement through a performance period of performance goals prescribed by the Plan Administrator.

2.21	Plan Administrator

“Plan Administrator” means the Board or any committee or committees designated by the Board or any person or persons to whom the Board has delegated authority to administer the Plan under Section 3.1.

2.22	Restricted Stock

“Restricted Stock” means shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.23	Retirement

“Retirement” means retirement as of the individual’s normal retirement date under the Company’s retirement plan for salaried employees or other similar successor plan applicable to salaried employees.

2.24	Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.25	Stock Appreciation Right

“Stock Appreciation Right” means an Award granted under Section 9.

2.26	Stock Award

“Stock Award” means an Award granted under Section 10.

2.27	Subsidiary

“Subsidiary,” except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.28	Successor Corporation

“Successor Corporation” has the meaning set forth under Section 15.2.

2.29	Trust and Trustee

“Trust” and “Trustee” have the meanings set forth in Section 3.2.

2.30	Trustee Shares

“Trustee Shares” has the meaning set forth in Section 3.3.

SECTION 3. ADMINISTRATION

3.1	Plan Administrator

The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code; (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act; and (c) “independent directors” as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Plan Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible employees within the limits prescribed by the Board.

3.2	Administration and Interpretation by the Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award, and to authorize the Trustee (the “Trustee”) of any Trust (the “Trust”) that may be required pursuant to the Plan to grant Awards to Participants. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers as it so determines.

3.3	Trust for the Long-Term Incentive Plan

Payments may be, but need not be, made to the Trustee, such payments to be used by the Trustee to purchase shares of the Common Stock. Shares purchased by the Trustee pursuant to the terms of the Trust (“Trustee Shares”) shall be held for the benefit of Participants, and shall be distributed to Participants or their beneficiaries by the Trustee at the direction of the Plan Administrator in accordance with the terms and conditions of the Awards. Awards may also be made in units that are redeemable (in whole or in part) in Trustee Shares.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, a maximum of 4,500,000 shares of Common Stock (which represents the sum of: (i) 3,500,000 shares that were previously authorized; and (ii) 1,000,000 shares newly authorized by shareholders with this restatement) shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company or, if required by applicable law, shall be purchased by the Trustee on the open market. In the event a Trust is required, the Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

4.2	Limitations

(a)	Subject to adjustment from time to time as provided in Section 15.1, not more than an aggregate of 625,000 shares shall be available for issuance pursuant to grants of Restricted Stock under the Plan.

(b)	Subject to adjustment from time to time as provided in Section 15.1, not more than 200,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

(c)	Subject to adjustment from time to time as provided in Section 15.1, to the extent consistent with Section 424 of the Code, not more than an aggregate of 80,000 shares may be issued under Incentive Stock Options.

4.3	Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects.

SECTION 6. AWARDS

6.1	Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan; provided, however, after December 31, 2004, the Plan Administrator may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2	Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

6.3	No Repricing

Other than in connection with a change in the Company’s capitalization as described in Section 15.1 of the Plan, the exercise price of an Option or Stock Appreciation Right may not be reduced without shareholder approval.

6.4	Recoupment of Awards

Notwithstanding any other provision of the Plan, effective for any Award granted on or after February 12, 2010, a Participant who engaged in material misconduct or a material error that contributed directly or indirectly, in whole or in part, to the need for a restatement of the Company’s consolidated financial statements and who becomes subject to the Company’s Recoupment Policy as adopted by the Board and as amended from time to time (“Recoupment Policy”), may have all or any portion of his or her Award under this Plan forfeited and/or all or a portion of any distribution payable to the Participant or his or her Beneficiary under the Plan recovered by the Company. All awards and/or dividend equivalents described in the Plan are subject to the provisions of the Recoupment Policy.

SECTION 7. AWARDS OF OPTIONS

7.1	Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3	Term of Options

The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the

Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Holder’s Continuous Employment or Service With the Company or Its Subsidiaries From the Option Grant Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

Notwithstanding the provisions of Section 7.4 above or of Section 7.6, any unvested portion of the Option shall vest and become exercisable in full immediately upon termination of employment for reasons of Disability or death.

To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check, or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms:

(a)	tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or

(b)	if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, delivery of a properly executed exercise notice, together with irrevocable instructions, to

(i)	a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and

(ii)	the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.

In addition, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5 by such other consideration as the Plan Administrator may permit.

7.6	Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the

Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

In case of termination of the Holder’s employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only

(a)	within one year if the termination of the Holder’s employment or services is coincident with Retirement, Early Retirement in connection with a Company program offering early retirement or Disability or

(b)	within three months after the date the Holder ceases to be an employee, director, or officer of the Company or a Subsidiary if termination of the Holder’s employment or services is for any reason other than Retirement, Early Retirement in connection with a Company program offering early retirement or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder’s death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder’s death, by the personal representative of the Holder’s estate, the person(s) to whom the Holder’s rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 14 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Holder’s employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder’s employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder’s employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder’s rights under any Option likewise shall be suspended during the period of investigation.

A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services for purposes of this Section 7.6. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	10% Shareholders

If a Participant owns more than 10% of the total voting power of all classes of the Company’s stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with Section 422 of the Code.

8.3	Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.4	Term

The term of an Incentive Stock Option shall not exceed 10 years.

8.5	Exercisability

To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 3 months of a leave of absence unless the Participant’s reemployment rights are provided by statute or contract. For purposes of this Section 8.5, “total disability” shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

To the extent permitted by Section 6.1, the Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2	Tandem Stock Appreciation Rights

A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3	Stand-Alone Stock Appreciation Rights

A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan Administrator, in its sole discretion, shall determine at any time) in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the exercise price per share of the right.

A stand-alone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the exercise price per share of the right must be at least equal to 100% of the Fair Market Value on the Grant Date and the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4	Exercise of Stock Appreciation Rights

Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder’s employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right.

SECTION 10. STOCK AWARDS

10.1	Grant of Stock Awards

To the extent permitted by Section 6.1, the Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder’s services.

10.2	Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Holder or, in the case of the Holder’s death, to the personal representative of the Holder’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

10.3	Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1	Plan Administrator Authority

Performance Awards may be denominated in cash, shares of Common Stock or any combination thereof. To the extent permitted by Section 6.1, the Plan Administrator is authorized to grant Performance Awards and shall determine the nature, length and starting date of the performance period for each Performance Award and the performance objectives to be used in valuing Performance Awards and determining the extent to which such Performance Awards have been earned. Performance objectives and other terms may vary from Participant to

Participant and between groups of Participants. Performance objectives shall be based on earnings, earnings per share, profits, profit growth, profit-related return ratios, cost management, dividend payout ratios, economic value added, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies, as the Plan Administrator shall determine, in its sole discretion. Additional performance measures may be used to the extent their use would comply with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. Performance periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different performance periods and different performance factors and criteria.

The Plan Administrator shall determine for each Performance Award the range of dollar values or number of shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), or a combination thereof, to be received by the Participant at the end of the performance period if and to the extent that the relevant measures of performance for such Performance Awards are met. If Performance Awards are denominated in cash, no more than an aggregate maximum dollar value of $1,000,000 shall be granted to any individual Participant in any one fiscal year of the Company, such limitations to be applied in a manner consistent with the requirements of, and to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. The earned portion of a Performance Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Plan Administrator. Payment shall be made in the form of cash, whole shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10), Options or any combination thereof, either in a single payment or in annual installments, all as the Plan Administrator shall determine.

11.2	Adjustment of Awards

The Plan Administrator may adjust the performance goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Plan Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, except that, to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year. The Plan Administrator also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Plan Administrator deems it appropriate.

11.3	Payout Upon Termination

The Plan Administrator shall establish and set forth in each instrument that evidences a Performance Award whether the Award will be payable, and the terms and conditions of such payment, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Performance Award, the Award will be payable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. If during a performance period a Participant’s employment or services with the Company terminate by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable performance period (a) based, to the extent relevant under the terms of the Award, on the Participant’s performance for the portion of such performance period ending on the date of termination and (b) prorated for the portion of the performance period during which the Participant was employed by the Company, all as determined by the Plan Administrator. To the extent consistent with Section 409A of the Code, the Plan Administrator may provide for an earlier payment in settlement of such Performance Award discounted at a reasonable interest rate and otherwise in such amount and under such terms and conditions as the Plan Administrator deems appropriate.

Except as otherwise provided in Section 15 or in the instrument evidencing the Performance Award, if during a performance period a Participant’s employment or services with the Company terminate other than by reason of the Participant’s Retirement, Early Retirement at the Company’s request, Disability or death, then such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such performance period, unless the Plan Administrator shall otherwise determine. The provisions of Section 7.6 regarding leaves of absence and termination for Cause shall apply to Performance Awards.

SECTION 12. OTHER STOCK-BASED AWARDS

To the extent permitted by Section 6.1, the Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan’s purpose.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

To the extent permitted by Section 6.1, any Awards under the Plan may, in the Plan Administrator’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

SECTION 14. ASSIGNABILITY

No Option, Stock Appreciation Right, Stock Award, Performance Award, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the applicable laws of descent and distribution, and, during the Holder’s lifetime, such Awards may be exercised only by the Holder or a permitted assignee or transferee of the Holder (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder’s death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual Participant as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor; provided, however, any substitution of a new Option pursuant to a corporate transaction for an outstanding Option or the assumption of an outstanding Option shall meet the requirements of Treasury Regulation §1.424-1. The preceding sentence shall apply to “incentive stock options” as that term is defined in Section 422 of the Code and nonqualified stock options. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2	Change of Control

Except as otherwise provided in the instrument that evidences the Award, in the event of any Change of Control, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Change of Control, become 100% vested and exercisable. Such Award shall not so accelerate, however, if and to the extent that such Award is, in connection with the Change of Control, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Change of Control, except to the extent assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Change of Control and do not otherwise accelerate at that time shall be accelerated in the event that the Holder’s employment or services should subsequently terminate within three years following such Change of Control, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason.

15.3	Further Adjustment of Awards

Subject to Sections 15.2 and 17.3, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, the Plan Administrator may act only in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or Change of Control that is the reason for such action.

15.4	Limitations

The grant of Awards will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16. WITHHOLDING

The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the employer’s minimum required tax withholding rate) or by transferring shares of Common Stock to the Company (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1	Amendment of Plan

The Plan may be amended only by the Board as it shall deem advisable; provided, however, (i) the Board shall consider the impact of Section 409A of the Code on any amendment; and (ii) to the extent required for compliance with Section 422 of the Code or any other applicable law, rule or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted or that may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Stock Awards, (b) modify the class of persons eligible to receive Options, (c) result in a “material revision” of the Plan as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual, or (d) otherwise require shareholder approval under any applicable law, rule or regulation.

17.2	Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan’s adoption by the Board and approval by the shareholders. In accordance with Treasury Regulations §§1.422-2(b)(iii) and 1.422-2(c), the amendment and restatement of the Plan effective January 1, 2005 constitutes a new plan for purposes of the Incentive Stock Option rules. As a result, Incentive Stock Options may be granted within ten years from the earlier of the date the amended and restated plan is adopted by the Board or the date such plan is approved by shareholders.

17.3	Consent of Holder

The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

SECTION 18. GENERAL

18.1	Award Agreements

Awards granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

18.2	Continued Employment or Services; Rights in Awards

None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company’s right to terminate the employment or services of the Participant.

18.3	Registration

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common

Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

18.4	No Rights as a Shareholder

No Award shall entitle the Holder to any cash dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

18.5	Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.6	Unfunded Plan

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 19. EFFECTIVE DATE

The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

AVISTA CORP. P.O. BOX 3727 SPOKANE, WA 99220-3727

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal(s):
1.	Election of Directors	For	Against	Abstain
1a)	Erik J. Anderson	☐	☐	☐
1b)	Kristianne Blake	☐	☐	☐	The Board of Directors does not have a recommendation for voting on the following proposal(s):			For	Against	Abstain
1c) 1d)	Michael L. Noël Rebecca A. Klein	☐ ☐	☐ ☐	☐ ☐	4

Consideration of a shareholder proposal to request the Board to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all directors stand for election annually.

								☐	☐	☐
1e)	Marc F. Racicot	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain
2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐
3	Approval to increase the number of shares reserved for issuance under the Company’s Long-Term Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of Avista Corp.

For the Annual Meeting of Shareholders on Thursday, May 13, 2010

The undersigned hereby appoints Scott L. Morris and Karen S. Feltes, and each of them, with full power of substitution, the proxies of the undersigned, to represent the undersigned and vote all shares of Avista Corp. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 13, 2010, and any adjournments thereof, as indicated on the reverse side.

If the undersigned is a participant in the Avista Investment and Employee Stock Ownership Plan, this card directs The Vanguard Group, as the Plan Administrator, to authorize Broadridge, as the Proxy Agent, to vote, as designated on the reverse, all of the shares of Avista Common Stock held of record in the undersigned’s Plan account.

If you are a participant in the Avista 401(k) Savings Plan (The Plan), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Avista 401(k) Savings Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 5:00 p.m. Eastern Time on May 11, 2010, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted “FOR” items 2 and 3. The Board of Directors makes no recommendation either “FOR” or “AGAINST” item 4.

Continued and to be signed on reverse side